ASSET PURCHASE AGREEMENT
                          BY AND AMONG
                    A. H. ACQUISITION, INC.,
              SMITH & DAVIS MANUFACTURING COMPANY
                              AND
             EVEREST & JENNINGS INTERNATIONAL LTD.
                       FEBRUARY 15, 1995


                       TABLE OF CONTENTS

ARTICLE I. GENERAL PROVISIONS                                   2

ARTICLE II. PURCHASE AND SALE OF ASSETS                         3

ARTICLE III. ASSUMPTION OF LIABILITIES AND OBLIGATIONS          9

ARTICLE IV. CLOSING DATE                                       13

ARTICLE V. PURCHASE PRICE                                      14

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF SELLER & E&J     16

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF PURCHASER       34

ARTICLE VIII. CONDUCT OF BUSINESS PENDING THE CLOSING DATE     36

ARTICLE IX. ADDITIONAL AGREEMENTS OF THE PARTIES               39

ARTICLE X. PURCHASER'S CONDITIONS TO CLOSING                   42

ARTICLE XI. SELLER'S AND E&J'S CONDITIONS TO CLOSING           46

ARTICLE XII. TERMINATION                                       48

ARTICLE XIII. INDEMNIFICATION                                  49

ARTICLE XIV. MISCELLANEOUS                                     53


                        LIST OF EXHIBITS

EXHIBIT A                                             Form of Warranty Deed
EXHIBIT B                        Form of Instrument of Assign. & Assumption
EXHIBIT C                                              Form of Bill of Sale
EXHIBIT D                        Form of Homecare Inventory Promissory Note
EXHIBIT E                                             Form of Mortgage Note
EXHIBIT F                                     Form of Opinion of Bryan Cave
EXHIBIT G                     Form of S&D Bed Product Line Supply Agreement
EXHIBIT H                           Form of Transitional Services Agreement
EXHIBIT I      Form of Opinion of Nangle, Cooper, Niemann & Bitting, L.L.C.
EXHIBIT J                                     Form of Remediation Agreement


                         DEFINED TERMS

The meanings of the following terms as used in this Agreement can be found in the Paragraph, Whereas clauses and Sections referred to below:

Agreement                                         First Paragraph
Assumed Liabilities                                  Section 3.01
Belle Facility                                     Section 201(c)
Bland Facility                                    Section 2.01(c)
Closing                                              Section 4.01
Closing Date                                         Section 4.01
Code                                                 Section 6.27
Confidentiality Agreement                            Section 8.01
Consigned Customer Inventories                    Section 3.01(b)
Corporate Offices                                 Section 2.01(d)
Current Assets Purchase Price                        Section 5.03
Distributor Agreements                            Section 2.01(m)
E&J                                               First Paragraph
Effective Time                                       Section 5.04
Employees                                         Section 9.04(a)
Employee Plans                                       Section 6.27
ERISA                                             Section 3.02(f)
Excluded Assets                                      Section 2.02
Excluded Employees                                Section 9.04(a)
Excluded Liabilities                                 Section 3.02
Final Payment                                     Section 5.04(b)
Final Statement                                      Section 5.04
Financial Statement                                  Section 6.05
Fixed Asset Purchase Price                           Section 5.01
Homecare Inventory Promissory Note                Section 5.03(a)
Indemnified Party                                   Section 13.02
Indemnifying Party                                  Section 13.02
Institutional Business                       First Whereas Clause
Intellectual Property                              Section 2.1(c)
Inventories                                       Section 2.01(b)
IRS                                                  Section 6.27
Liens                                             Section 6.11(a)
Loan Agreements                                      Section 6.20
Losses                                           Section 13.01(a)
Machinery and Equipment                           Section 2.01(d)
Material Adverse Effect                              Section 1.04
Mortgage Note                                     Section 5.02(i)
Other Agreements                                     Section 6.03
Other Contracts                                   Section 2.01(i)
Parties                                              Section 1.01
Permitted Exceptions                              Section 6.11(a)
Permitted Liens                                      Section 9.03
Person                                               Section 1.01
Personal Property Leases                          Section 2.01(f)
Personal Property Taxes                        Section 9.03(a)(4)
Prepaid                                           Section 2.01(j)
Pro-ration Items                                     Section 9.03
Purchaser                                         First Paragraph
Purchaser's Knowledge                                Section 1.02
Purchased Assets                                     Section 2.01
Real Property Leases                              Section 2.01(g)
Real Property Taxes                            Section 9.03(a)(2)
Receivables                                       Section 2.01(a)
Remediation Agreement                               Section 10.22
Rental Charges                                 Section 9.03(a)(2)
S&D Bed Product Line                        Second Whereas Clause
S&D Bed Product Line Supply Agreement               Section 10.16
Seller                                            First Paragraph
Seller Facilities                                 Section 2.01(c)
Similar Business                                 Section 14.03(a)
Supplier and Customer Contracts                   Section 2.01(h)
Transitional Services Agreement                     Section 10.19
Utility Charges                                Section 9.03(a)(1)
Wright City Facility                              Section 2.01(c)





                    ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is made, executed, entered into and delivered this 15th day of February, 1995, by and among A. H. Acquisition, Inc., a Missouri corporation, ("Purchaser"), Smith & Davis Manufacturing Company, a Missouri corporation ("Seller") and a wholly owned subsidiary of Everest & Jennings International Ltd., a Delaware corporation ("E&J").

                       W I T N E S E T H

      WHEREAS, Seller, through its Institutional Group, is engaged in the manufacture, distribution and sale of (i) a line of institutional healthcare beds and institutional furniture (including overbed tables, patient room tables, cabinets, dressers, wardrobes and desks) for nursing homes (under the Huntco Health Care brand name) and for hospitals (under the Amedco Health Care brand name); (ii) through a dedicated interior design staff, the provision of institutional interior design services for
Huntco nursing home and Amedco hospital customers by coordinating the selection and integration of the color and finishes of the beds and casegood furniture sold to Huntco and Amedco customers with complementary draperies, decor and lighting; and (iii) through a dedicated customer service organization, the provision of replacement parts and repair services for the institutional healthcare beds and casegood furniture sold to the Huntco nursing home and Amedco hospital customers (collectively, the "Institutional Business"); and
       WHEREAS,  Seller  is  also  engaged  in  the  manufacture   at   its
manufacturing facility in Wright City, Missouri (the "Wright City Facility"), exclusively for distribution and sale by Seller, of its home healthcare bed product line (under the Smith & Davis brand name) and parts and accessories related thereto (the "S&D Bed Product Line"); and
      WHEREAS, Purchaser desires to acquire the tangible and intangible assets of Seller relating to the Institutional Business and the manufacture of the S&D Bed Product Line and to assume the liabilities and obligations of Seller relating to the Institutional Business and the manufacture of the S&D Bed Product Line as specified herein, in accordance with the terms and conditions hereof; and
      WHEREAS, Seller desires to sell such tangible and intangible assets relating to the Institutional Business and the manufacture of the S&D Bed Product Line and to transfer such liabilities and obligations of Seller relating to the Institutional Business and the manufacture of the S&D Bed Product Line as specified herein, in accordance with the terms and conditions hereof; and
      WHEREAS, Purchaser desires to secure a commitment from Seller for the purchase of, and Seller desires to secure a commitment from Purchaser for the supply of, a minimum of fifteen thousand (15,000) of Seller's line of home healthcare beds per year and its requirements for parts and accessories related to the S&D Bed Product Line.
      NOW, THEREFORE, in consideration of the premises and the agreements and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and subject to and upon the conditions and terms of this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I. GENERAL PROVISIONS

      1.01 Definitions and Meanings: Interpretation. For purposes of this Agreement, the term "parties" means (except where the context otherwise requires) E&J, Seller and Purchaser; the term "person" includes any natural person, firm, association, partnership, corporation, other entity or group other than the parties; and the words "herein", "hereby" and other words of similar import refer to this Agreement as a whole, including all Appendices, Annexes and Schedules hereto. Other terms defined herein shall have the meanings set forth herein. The table of contents and the headings of the Articles and Sections of this Agreement have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Agreement. All dollar amounts referred to herein are in United States Dollars.
     1.02 Purchaser's Knowledge. Where a representation contained in this Agreement is qualified by the phrase "to Purchaser's knowledge" (or words of similar import), such expression shall mean the actual knowledge of the directors, officers, management or key employees of Purchaser as identified on Schedule 1.02 hereto and such knowledge which such persons should have known based upon a reasonable due diligence investigation of the facts and circumstances then existing.
      1.03 Seller's Knowledge. Where a representation contained in this Agreement is qualified by the phrase "to Seller's knowledge" (or words of similar import), such expression shall mean the actual knowledge of the executive officers of E&J and Seller as identified on Schedule 1.03 hereto and such knowledge which such persons should have known based upon a reasonable due diligence investigation of the facts and circumstances then existing.
      1.04 Material Adverse Effect. The term "Material Adverse Effect" as used in this Agreement, means any change or effect that, individually or when taken together with all other such changes or effects is, or would reasonably be considered to be, materially adverse to the condition
(financial or otherwise), results of operations, business, properties, assets or liabilities of the party affected and its subsidiaries, if any, taken as a whole.

ARTICLE II. PURCHASE AND SALE OF ASSETS

      2.01 Assets to be Acquired. On and subject to the terms and conditions hereof, at the Closing (as hereinafter defined), Seller and E&J shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, accept and acquire all of Seller's right, title and interest in and to the following assets and properties and only the following assets and properties.
           (a) all rights in and to customer accounts receivable of the Institutional Business as of the Closing Date, including all accrued customer accounts receivable representing amounts receivable in respect to goods shipped and/or products sold, and/or services rendered to customers of the Institutional Business prior to Closing, and the full benefit of any security which Seller has for such customer accounts receivable (collectively the "Receivables") but only to the extent and in the amount reflected on and included in the Final Statement (as hereinafter defined), it being understood that Purchaser shall have the right not to purchase any Receivable(s) of any customer which has Receivables which are ninety (90) or more days past the invoice date on January 28, 1995, (Purchaser shall have the right to return to Seller during the thirty (30) day period following the Closing any accounts or Receivables of new customers accepted after January 28, 1995, provided a reasonable person would find such accounts to be of doubtful collectibility, and any accounts which are ninety (90) or more days past the invoice date on the Closing date), provided, however, Purchaser agrees from and after Closing to provide all reasonable assistance to Seller in the collection of any such Receivables (other than instituting litigation);
           (b) all inventories of raw materials, work-in-process, finished goods, spare parts, prototypes, demonstration inventory, samples and supplies (including factory maintenance supplies, operating supplies and shipping and packaging supplies) of the Institutional Business and all inventories of raw materials, work-in-process and spare parts relating to the manufacture of the S&D Bed Product Line, as of the Closing Date, whether located in or about the Seller Facilities (as hereinafter defined), or in transit (provided that related payables are reflected in the Final Statement) to the Seller Facilities (collectively the "Inventories"), other than Excluded Assets (as hereinafter defined), including, but not limited to, the finished goods inventory of the S&D Bed Product Line and all inventories of raw materials, work-in-process, finished goods, spare parts, prototypes, demonstration inventory, samples and supplies related to Seller's oxygen concentrator business;
           (c) the real estate owned by Seller and utilized in the Institutional Business, including land, buildings, improvements and fixtures, located in Bland, Missouri (the "Bland Facility") and Belle, Missouri (the "Belle Facility") and Wright City, Missouri (the "Wright City Facility"), the legal description of which are listed in Schedule 2.01(c) hereto (the Bland Facility, the Belle Facility and the Wright City Facility are referred to herein collectively as the "Seller Facilities");
           (d) all machinery and shop equipment, machine tools, inspection instruments, tooling, vehicles, office furniture and equipment, trade show equipment, computer equipment, peripherals, dies and jigs owned by Seller and/or E&J and utilized in the Institutional Business and to manufacture the S&D Bed Product Line, whether located at the Seller Facilities or otherwise (including all such properties and assets that have been fully depreciated or expensed, whether or not any of the foregoing are or were recorded as assets of Seller on the books of Seller), including but not limited to, those items listed and described on Schedule 2.01(d) hereto (collectively the "Machinery and Equipment"), except that:
                (i)   with  respect to owned vehicles, and office furniture
and equipment located at the premises occupied by the interior design, customer service and technical service operations of the Institutional Business at Seller's corporate offices at 1100 Corporate Square Drive, St. Louis, Missouri 63132 ("Corporate Offices"), Purchaser shall acquire only those items owned by Seller and/or E&J and utilized predominately in the Institutional Business and identified on Schedule 2.01(d);
               (ii)  tooling exclusively utilized in the manufacture of the
S&D Bed Product Line and described on Schedule 2.01(d) shall be excluded except as may be otherwise provided in the S&D Bed Product Line Supply Agreement (as hereinafter defined); and
                (iii)   the Meridian telephone system and AS-400 and leased
peripherals and Software shall be excluded;
           (e) all rights in and to the name "Huntco Health Care" and "Amedco Health Care" and variations thereof and other brand or trade names used in connection with the Institutional Business, all as listed and described on Schedule 2.01(e) hereto (which Seller and E&J will cease to use from and after the Closing Date), common law and registered copyright applications, patents, patent applications, discoveries, improvements and all other licenses, processes, formulae, new products and product development, trade secrets, customer lists, mailing lists, brochures, blueprints, specifications, equipment plans, manuals, engineering records and drawings, know-how, sales records, marketing and production information, computer programs and software, computer systems and inventions, whether patentable or unpatentable, owned or held by Seller and used exclusively in the Institutional Business as well as all books, documents and records relating to the foregoing, and including but not limited to, those items listed and described on Schedule 2.01 (e) hereto (collectively the "Intellectual Property"), it being understood and agreed that Purchaser shall have access to any and all other books, documents, records, technical and proprietary information (including blueprints, specifications, equipment plans, manuals, engineering records and drawings, know-how, sales records, marketing and production information, computer programs and software, computer systems and inventions), business plans, processes, technologies, discoveries, shared research and development projects, formulations, inventions, patents, customer lists and customer approvals and documents owned by Seller and/or E&J and related to the Institutional Business and the S&D Bed Product Line which are retained by Seller and/or E&J;
           (f) the full benefit of leases of personal property used in the Institutional Business and in the manufacture of the S&D Bed Product Line which are listed and described in Schedule 2.01(f) hereto (collectively the "Personal Property Leases");
          (g) the full benefit of leases of real property, including land, buildings and improvements used in the Institutional Business and in the manufacture of the S&D Bed Product Line which are listed and described in
Schedule 6.12 hereto (collectively the "Real Property Leases");
           (h) the full benefit of all agreements or contracts of the Institutional Business with suppliers and customers, including, without limitation, all open purchase orders to vendors and suppliers and open sales orders from customers of the Institutional Business, and all open purchase orders with vendors and suppliers for Inventories relating to the manufacture of the S&D Bed Product Line, as of the Closing Date, and including, to the extent the same are in effect as of the Closing Date those agreements and contracts, bids and quotations listed in Schedule 2.01(h) hereto (collectively the "Supplier and Customer Contracts");
           (i) the full benefit of all pending or executory contracts of the Institutional Business or related to the Purchased Assets (as hereinafter defined) including all utility agreements, transportation agreements, maintenance agreements, third party warranty agreements and other agreements, arrangements and understandings which Seller has entered into in the normal and ordinary course of the Institutional Business, all of which are listed in Schedule 2.01(i) hereto (collectively the "Other Contracts");
           (j) items carried as prepaid rent and other prepaid expenses and deferred charges of Seller relating to the Institutional Business, and all other deposits and advances made in connection with the Institutional Business which are listed on Schedule 2.01(j) hereto as such exist on the
Closing Date, and only to the extent and in the amount reflected on and included in the Final Statement (collectively the "Prepaids");
           (k) all approvals, qualifications, authorizations, consents, licenses, orders, franchises and other permits of all governmental agencies, whether federal, state or local, owned, held or utilized by Seller and/or E&J exclusively in connection with the Institutional Business, all of which are listed in Schedule 2.01(k) hereto;
           (l) the exclusive right of Purchaser to represent itself as carrying on the Institutional Business in continuation thereof as a going concern and all of the goodwill associated therewith;
           (m) the full benefit of agreements and/or contracts with all Sales Representatives and Dealers relating to the Institutional Business, including, to the extent the same are in effect as of the Closing Date, those agreements and/or contracts listed in Schedule 2.01(m) hereto (collectively, the "Distribution Agreements");
           (n) all causes of action and rights of enforcement of all representations, warranties, guaranties, indemnities, undertakings, certificates, covenants, agreements and the like made by any vendor, manufacturer or contractor and all security therefor received by Seller and/or E&J for the purchase or other acquisition of any part of the Purchased Assets or conduct of the Institutional Business; and
           (o) except as listed and described on Schedule 2.01(o) hereto, all other property and assets owned by Seller and/or E&J and located in the Seller Facilities.

      The assets, properties and rights which are described in Sections 2.01(a) through 2.01(o) above which are to be sold, transferred, conveyed and assigned to Purchaser hereunder, are collectively referred to herein as the "Purchased Assets".

      2.02 Assets Excluded. Except as provided in Section 2.01, Seller and/or E&J is not, either directly or indirectly, by implication or otherwise, selling, transferring, conveying, assigning or delivering, or agreeing to sell, transfer, convey, assign or deliver, as the case may be, any other assets and properties of Seller or E&J of any nature whatsoever and whether or not arising out of, or relating directly or indirectly to, the Institutional Business and to the manufacture of the S&D Bed Product Line ("Excluded Assets").

      2.03 Instruments of Conveyance and Transfer. At the Closing, Seller and/or E&J shall deliver to Purchaser General Warranty Deeds with respect to the Seller Facilities, in substantially the form attached hereto as Exhibit A, an Instrument of Assignment, in substantially the form attached hereto as Exhibit B, with respect to the Personal Property Leases, Real Property Leases, Supplier and Customer Contracts and Other Contracts being assigned to and assumed by Purchaser pursuant to the provisions of Sections
2.01 and 3.01 hereof, a General Bill of Sale with respect to the other Purchased Assets in substantially the form attached hereto as Exhibit C, and  such  other  instruments  of assignment, conveyance  and  transfer  as
Purchaser or its counsel shall reasonably request to convey and vest in Purchaser all of the right, title and interest of Seller in and to the Purchased Assets.
      2.04 Assignment of Contracts and Rights. Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any contract, license, commitment, sales order, purchase order or any claim or right of any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto (which has not been received as of the Closing Date), would constitute a breach or default thereof or in any way affect the rights of Purchaser or Seller thereunder. Seller and E&J shall use reasonable efforts to obtain the consent of any such third party to the assignment thereof to Purchaser in all cases in which such consent is required for assignment or transfer. If such consent is not obtained or if an attempted assignment would be ineffective or would affect the rights thereunder so that Purchaser would not receive all such rights and benefits, Purchaser shall act as agent for Seller in order to obtain for Purchaser the benefits thereunder.
     2.05 Instruments Giving Certain Additional Powers and Rights, Further Assurances, Etc. At the Closing, Seller and E&J shall, by appropriate instrument, irrevocably constitute and appoint Purchaser, its successors and assigns, the true and lawful attorneys of Seller with full power of substitution, in the name of Purchaser or the name of Seller, on behalf of and for the benefit of Purchaser, for the purposes to (a) collect all Receivables included within the Purchased Assets and other items being transferred, conveyed and assigned to Purchaser as provided herein; (b) endorse, without recourse, checks, notes and other instruments received in payment of all such Receivables in the name of Seller for such purpose of collection; (c) institute and prosecute, in the name of Seller or otherwise, all proceedings which Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind or in or to the Purchased Assets being transferred, conveyed and assigned as provided herein, to defend and compromise any and all actions, suits or proceedings in respect of any of such Purchased Assets and Assumed Liabilities (as hereinafter defined) and to do all such acts and things in connection therewith as Purchaser may reasonably deem advisable. Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable. Seller further agrees that Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers which are part of the Purchased Assets. Seller shall pay to Purchaser, if and when received, any amounts which shall be received by Seller after the Closing in respect of the Purchased Assets and Purchaser shall pay to Seller, if and when received, any amounts which shall be received by Seller after the Closing which do not comprise part of the Purchased Assets and belong to Seller. Seller further agrees that, at any time and from time to time after the Closing, it will, upon the reasonable request of Purchaser and at Purchaser's expense, execute, acknowledge and deliver, or will cause to be executed, acknowledged or delivered, all such further instruments and documents as may be required in order to better evidence the transferring, assigning, conveying, granting, and confirming to Purchaser, or for aiding and assisting in the collection of or reducing to possession by Purchaser, the Purchased Assets as contemplated hereby.

ARTICLE III. ASSUMPTION OF LIABILITIES AND OBLIGATIONS

      3.01 Liabilities and Obligations Assumed. Subject to the terms and conditions hereof, at the Closing, Purchaser shall assume and agree to pay, perform or discharge, as appropriate, the following liabilities and obligations, and only the following liabilities and obligations:
          (a) those liabilities and obligations of Seller and E&J pursuant to the terms and conditions of the Supplier and Customer Contracts, Other Contracts, Personal Property Leases, Real Property Leases and Distributor Agreements, to the extent such liabilities and obligations relate to and accrue with respect to periods from and after the Closing Date, provided such agreements are either assigned to Purchaser or Purchaser receives the full benefit thereof;
           (b) all liabilities and obligations of Seller and E&J with respect to goods owned by customers of the Institutional Business whether unprocessed or processed, located at the Seller Facilities or otherwise as of the Closing Date (collectively the "Consigned Customer Inventories") to the extent such liabilities and obligations are applicable to and accrue with respect to periods subsequent to the Closing Date;
           (c) product warranty (repair and/or replacement) obligations of Seller related solely to the products of the Institutional Business manufactured by Seller on or prior to the Closing Date (but specifically excluding oxygen concentrators, and the S&D Bed Product Line) at no cost or expense to Seller;
            (d) trade accounts payable of Seller relating to the Institutional Business and the S&D Bed Product Line as such exist at Closing, and only to the extent and in the amount reflected on and included in the Final Statement;
           (e) accrued expenses of Seller relating to the Institutional Business and the S&D Bed Product Line such as vacation, holiday and sick pay, commissions, and the like, as such exist at Closing, but only to the extent and in the amount reflected on and included in the Final Statement;
           (f) obligations attributable to periods from and after the Closing for real estate and personal property taxes attributable to the Purchased Assets; and
           (g) obligations to Employees (as hereinafter defined) for accrued expenses specifically assumed by Purchaser pursuant to Section
3.01(e) hereof and obligations and liabilities to Employees which are applicable to and accrue with respect to periods from and after the Closing Date.

      The liabilities and obligations of Seller described in Sections 3.01(a) through 3.01(g) hereof and Section 9.04 hereof which are being assumed by Purchaser are collectively referred to herein as the "Assumed Liabilities".

      3.02 Excluded Liabilities. Except as provided in Section 3.01, Purchaser is not, either directly or indirectly, by implication or otherwise, assuming or agreeing to pay, perform or discharge, as the case may be, any other debts, liabilities or obligations of Seller or E&J of any nature whatsoever including known, unknown, absolute, contingent or otherwise, and whether or not arising out of, or relating directly or indirectly, to the operations of the Institutional Business and the S&D Bed Product Line on or prior to the Closing Date, other than the Assumed Liabilities and regardless of whether such is incurred, claimed or asserted prior to or after the Closing Date ("Excluded Liabilities") including, but not limited to, the following:
           (a) any trade or other accounts payable of Seller due to employees and/or affiliates of Seller and/or E&J as such exist at Closing, including, without limitation, all of the foregoing arising out of or relating to the Institutional Business, except as provided in Sections 3.01(a) and 3.01(d) of this Agreement;
           (b) any accrued expenses of Seller, as such exist at Closing, including, without limitation, all of the foregoing arising out of or relating to the Institutional Business, except as provided in Sections 3.01(e), 3.01(f) and 3.01(g) of this Agreement;
           (c) any debt, liability, obligation or indebtedness for money borrowed by Seller including, without limitation, all of the foregoing arising out of or relating to the Institutional Business and E&J and that which is payable to lenders and including, without limitation, the indebtedness payable to Congress Financial Corporation (Central), an Illinois corporation, pursuant to the Accounts Financing Agreement dated as of June 27, 1991, those certain Industrial Development Bonds issued by the Industrial Development Authority of Warren County, Missouri and secured by the Wright City Facilities and that certain real estate purchase note in the amount of approximately $25,000 associated with the Wright City Facilities;
           (d) any liability or obligation of Seller and E&J for foreign, federal, state and local taxes, and any deficiencies, interest or penalties for such taxes, relating to or arising out of either the ownership of the Purchased Assets or the operation of the Institutional Business by Seller prior to Closing or relating to or arising out of the transfer, conveyance and assignment of the Purchased Assets to Purchaser pursuant to this Agreement, including, without limitation, sales, use, property, franchise, gross receipts, withholding, payroll, social security, unemployment, disability, estimated, occupation, excise and income taxes, except as provided in Sections 3.01(a), 3.01(e), 3.01(f), 3.01(g) and 9.03 of this Agreement;
           (e) any liability or obligation of Seller and E&J, including costs, expenses, damages, fines, awards, penalties and settlements, with respect to any litigation or claims or any federal, state or local governmental proceeding or investigation arising from events occurring prior to the Closing and whether or not disclosed in the Schedules to this Agreement, except as provided in Sections 3.01(a), 3.01(b), 3.01(c), 3.01(d), 3.01(e), 3.01(f) and 3.01(g) of this Agreement;
          (f) any obligation or liability of Seller and E&J arising out of or resulting from any noncompliance prior to Closing by Seller or E&J with any federal, state, local or foreign law, regulation, order or administrative or judicial determination applicable to the Institution Business, including without limitation, those relating to (i) occupational health and safety matters, the Employee Retirement Income Security Act of 1974 ("ERISA") and employment practices applicable to employees of the Institutional Business, except as provided in Sections 3.01(e) and 3.01(g) of this Agreement, and (ii) environmental matters at the Seller Facilities and elsewhere. For purposes of this Agreement, such obligations and liabilities of Seller and E&J for environmental matters which Purchaser is not assuming shall include, without limitation, the following;
                (A)   acts  or  omissions  by  employees,  representatives,
officers, directors or agents of Seller or E&J or contractors or transporters retained by Seller or E&J in connection with the production, generation, handling, storage, treatment, transportation, emission or disposition prior to Closing of any waste materials of any kind;
                (B)   any actual or alleged emission, discharge, dispersal,
disposal, seepage, release or escape prior to Closing of any liquid, solid or gaseous hazardous substance at the Seller Facilities; and
                (C)  any contamination prior to Closing of the air, surface water, groundwater or soil at the Seller Facilities.
           (g) any liability or obligation of Seller or E&J for any injury to person or damage to property which arises out of or which is caused by products sold or services performed by Seller on or before the Closing Date whether founded upon negligence, strict liability in tort or any other legal or equitable theory;
          (h) any obligation or liability of Seller or E&J, including cost and expense of defense, for workers' compensation or employer's liability claims seeking compensation and/or recovery for injuries and occupational diseases sustained by employees of Seller on or before the Closing Date, including injuries and occupational diseases resulting from exposure to toxic substances;
           (i) any liability or obligation of Seller or E&J arising from any breach or default by Seller, prior to the Closing Date, of any Personal Property Lease, Real Property Lease, Supplier and Customer Contract or Other Contract; and
           (j) any obligation or liability for any intercompany accounts payable and other amounts, if any, due from Seller to E&J or any affiliate of Seller, except as provided in Section 3.01(d) of this Agreement.
      3.03 Instruments of Assumption. At the Closing, Purchaser shall deliver to Seller an instrument of assumption, in substantially the form attached hereto as Exhibit B, with respect to the Personal Property Leases, Real Property Leases, Supplier and Customer Contracts and Other Contracts being assigned to and assumed by Purchaser pursuant to the provisions of Sections 2.01 and 3.01 hereof and such other instruments of assumption and such other documents as Seller or its counsel shall reasonably request in order to evidence Purchaser's assumption of the Assumed Liabilities.
      3.04 Further Assurances. Purchaser agrees that, at any time and from time to time after the Closing, it will upon the reasonable request of Seller and at Seller's expense, execute, acknowledge and deliver, or will cause to be executed, acknowledged or delivered, all such further instruments and documents as may be required in order to better evidence Purchaser's assumption of the Assumed Liabilities as contemplated hereby.

ARTICLE IV. CLOSING DATE

      4.01 Closing Date. The Closing of the transactions contemplated herein shall be held at 10:00 a.m. on February 28, 1995, or on such other date and at such other time prior thereto as Purchaser shall notify Seller upon five (5) business days prior written notice that Purchaser has satisfied or is prepared to satisfy the conditions in Article XI hereof, provided Seller agrees it is in a position to satisfy the conditions in
Article X hereof on such date and time, or on such other date and at such other time as may be agreed to in writing by Purchaser and Seller (the "Closing Date") and shall be effective as of the close of business on the Closing Date. The Closing shall be held at the offices of Nangle, Cooper, Niemann & Bitting, L.L.C., 120 South Central, Suite 1500, St. Louis, Missouri 63105 on the Closing Date.

ARTICLE V. PURCHASE PRICE

      5.01 Fixed Asset Purchase Price. The aggregate purchase price for all of the Purchased Assets other than those referred to in Sections 2.01(a), 2.01(b) 2.01(c) and 2.01(j) hereof (the "Fixed Asset Purchase Price") shall be One Million Two Hundred Thousand Dollars ($1,200,000) payable at Closing by a Cashier's or Certified Check or wire transfer of immediately available funds to an account designated by Seller in writing at least two (2) business days prior to the Closing Date.
      5.02 Real Property Purchase Price. The aggregate purchase price for the Seller Facilities shall be One Million Three Hundred Fifty Thousand Dollars ($1,350,000) payable by delivery at Closing of Purchaser's three
(3) year eight and one-half percent (8 1/2%) secured promissory note in substantially the form attached as Exhibit E hereto ("Mortgage Note").
      The Mortgage Note may be subordinated to any borrowings by Purchaser to finance repairs of the Seller Facilities approved by Seller in aggregate amount(s) not to exceed those set forth on Schedule 5.02(a) hereto.
      5.03 Current Assets Purchase Price. Set forth on Schedule 5.03 hereto is a calculation of the aggregate purchase price of the Purchased Assets referred to in Sections 2.01(a), 2.01(b) and 2.01(j) hereof, less a warranty reserve of Seven Hundred Fifty Thousand Dollars ($750,000) and an inventory reserve of Seven Hundred Fifty Thousand Dollars ($750,000) and the aggregate amount of the Assumed Liabilities referred to in Sections 3.01(d) and 3.01(e) hereof (the "Current Assets Purchase Price"), based upon the pro forma balance sheet of the Institutional Business (including such items related to the S&D Bed Product Line) at December 31, 1994. The amount of the Current Assets Purchase Price payable by Purchaser to Seller at Closing shall be based upon the amounts of the items set forth on
Schedule 5.03 hereto as of the close of business on the second Friday immediately preceding the Closing Date based on Seller's books and records (or reasonable estimates thereof agreed to by Purchaser and Seller) (the "Estimated Current Assets Purchase Price"). Schedule 5.03 shall be delivered to Purchaser no less than two (2) days prior to the Closing Date. Prior to the Closing, Purchaser shall identify those Receivables which Purchaser will exclude pursuant to Section 2.01(a) which Receivables shall be deducted from the Estimated Current Assets Purchase Price and shall be deemed Excluded Assets. The Estimated Current Assets Purchase Price shall be paid at Closing as follows:
                (a) Seven Hundred Fifty Thousand Dollars ($750,000) by delivery of Purchaser's thirty (30) month promissory note substantially in the form of Exhibit D hereto ("Homecare Inventory Promissory Note"); and
                (b) A Cashier's or Certified Check or wire transfer of immediately available funds to an account designated by Seller in writing at least two (2) business days prior to the Closing Date in an amount equal to the difference between the Estimated Current Assets Purchase Price and the Homecare Inventory Promissory Note.
     5.04 Post Closing Adjustment.
           (a) The actual amount of the Current Assets Purchase Price will be based upon the amounts of the items set forth on Schedule 5.03 hereto as of the close of business on the Closing Date ("Effective Time"); within thirty (30) days after the Closing Date, Purchaser shall return to Seller those Receivables which Purchaser elects to return pursuant to the parenthetical provision of Section 2.01(a), which Receivables shall be deducted from the Current Assets Purchase Price and shall be deemed
Excluded Assets. To determine the actual amount of the Current Assets Purchase Price, Seller will, within thirty-five (35) days after the Closing Date, prepare an unaudited statement of the Current Asset Purchase Price ("Final Statement") in the form of Schedule 5.03 hereto and forward same to Purchaser. Seller will provide Purchaser with reasonable access to its final work papers for the Final Statement and permit Purchaser to audit same. The Final Statement will be prepared in accordance with generally accepted accounting principles except as set forth in the accounting instructions attached hereto as Schedule 5.04(a).
           (b) Purchaser will cause the Final Statement to be reviewed within thirty (30) days after its receipt thereof and shall forward to Seller documentation of any disputed items. If differences arise between the parties as to any item on the Final Statement which cannot be resolved in good faith negotiations within ninety (90) days of the Closing Date, then any unresolved matters shall be submitted for determination within ten
(10) days after the ninety (90) day period to a representative of a national public accounting firm who shall be jointly selected and paid by the parties. The Final Purchase Price will be determined on the basis of the Final Statement.
           To the extent the actual amount of the Current Assets Purchase Price is less than the Estimated Current Assets Purchase Price, the amount of such difference will be paid by Seller to Purchaser within five (5) days of such determination. To the extent the Current Assets Purchase Price is more than the Estimated Current Assets Purchase Price, the amount of such difference will be paid by Purchaser to Seller within five (5) days of such determination. Any such difference is hereinafter referred to as the "Final Payment".
           (c) Interest will be paid on the amount of the Final Payment at a rate of interest equal to eight and one-half percent (8 1/2%) and such interest shall accrue for the period from the Closing Date to the date on which the Final Payment is paid. Interest due pursuant to this Section 5.04(c) shall be paid in one lump sum together with payments of the Final Payment. Payments of the Final Payment, or any portion thereof, and all payments of interest thereon shall be made by bank wire transfer of immediately available funds to such account as has been previously designated by the payee in writing.
      5.05 Allocation of Purchase Price. Purchaser, Seller and E&J covenant and agree with each other that the Fixed Asset Purchase Price shall be allocated among the Purchased Assets in accordance with Schedule
5.05 hereto and including the appraisals referred to therein. Purchaser and Seller covenant to file all tax returns on a basis consistent with such allocation.




ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF SELLER & E&J

      Seller and E&J hereby, jointly and severally represent and warrant to Purchaser as follows:
      6.01 Organization and Qualification. Schedule 6.01 hereto contains a complete and accurate list of all qualifications of Seller and/or E&J to do business relating to the Institutional Business. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, has all requisite corporate power and authority to own, lease and operate its property, and to carry on the Institutional Business as it is now being conducted, and is duly qualified and in good standing to do business in the all states in which the properties or the nature of the conduct of the Institutional Business would require such qualification except such states, if any, where the failure to be so qualified would not cause a Seller Material Adverse Effect.
      6.02   Articles  of  Incorporation, By-Laws  and  Corporate  Minutes.
Schedule 6.02 hereto includes a true, complete and correct copy of the Articles of Incorporation, as amended and the By-laws, as amended, of
Seller. Schedule 6.02 also contains true, complete and accurate copy of all formal resolutions adopted by the shareholder and Board of Directors of Seller relating to the transactions contemplated by this Agreement, all of which are valid, complete and in full force and effect without amendment or modification.
     6.03 Authorization. Seller and E&J each have the requisite corporate power and authority to enter into this Agreement and the other documents and instruments referred to herein to which either of them is a party (collectively the "Other Agreements") and to carry out the obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Other Agreements by E&J and Seller has been duly and effectively authorized and approved by all requisite corporate action and no  other  corporate acts or proceedings on the part of E&J or  Seller  are necessary to authorize this Agreement, the Other Agreements, or the transactions contemplated hereby and thereby. This Agreement and the Other Agreements constitute valid and legally binding obligations of Seller and E&J enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law. Except as disclosed on
Schedule 6.03(a) hereto, neither the execution and delivery of this Agreement, the Other Agreements nor the consummation of the transactions contemplated hereby and thereby nor compliance by Seller or E&J with any of the provisions hereof or thereof will (i) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Purchased Assets under, any of the terms, conditions or provisions of the Articles of Incorporation or By-laws of Seller or any note, bond, mortgage indenture, deed of trust, material lease, license, material agreement or other instrument or obligation to which Seller or E&J are bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to E&J, Seller, the Institutional Business or the Purchased Assets. No consent or approval by, notice to or registration with any governmental authority, other than those listed in Schedule 6.03 hereto, is required on the part of E&J or Seller in connection with the execution and delivery of this Agreement, Other Agreements or the consummation by E&J and Seller of the transactions contemplated hereby or thereby.
      6.04 No Option. No person, firm or corporation other than pursuant to this Agreement and the Other Agreements has any agreement or option or any right capable of becoming an agreement or option for the purchase from Seller or E&J of the Institutional Business or any of the Purchased Assets, other than purchase of inventory pursuant to purchase orders accepted by Seller in the ordinary course of the Institutional Business. There are no agreements or obligations, options or first refusals or rights capable of becoming such to effect any merger, consolidation or reorganization of Seller or to enter into any agreement with respect thereto.
      6.05 Financial Statements. Included in Schedule 6.05 hereto are the unaudited balance sheet of the Institutional Business as of December 31, 1994, and the related unaudited statement of operating income for the twelve (12) month period then ended (collectively the "Financial Statements"). Said Financial Statements:
          (a)  were derived from the books and records of Seller;
           (b) were compiled on the bases and assumptions as set forth in the footnotes thereto;
           (c) record and disclose all liabilities (whether accrued, absolute, contingent or otherwise) that would have been Assumed Liabilities as of the date of said unaudited balance sheet.
     6.06 Accuracy of Books and Records. The books and records, financial and otherwise, of Seller relating to the Institutional Business made available to Purchaser and its representatives have been maintained in accordance with sound business practices which Seller believes are adequate to provide reasonable assurance that its financial records are reliable for preparing the Financial Statements and the matters contained therein are accurately reflected in the calculation of the Current Assets Purchase Price set forth on Schedule 5.03 hereto, and in the Financial Statements, in each case to the extent appropriate on the bases and assumptions set forth in the footnotes thereto. Such books and records have been to the date hereof and will be, through the Closing Date, properly kept and maintained in a consistent manner.
      6.07 Accounting Practices. Seller maintains internal accounting controls designed to provide reasonable assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of Seller's financial statements and to maintain accountability for the assets of Seller; and (iii) the assets of Seller relating to the Institutional Business and the Purchased Assets are safeguarded against loss from authorized use or disposition.
      6.08  Absence of Certain Changes and Events.  Except as disclosed  in
Schedule 6.08 hereto or in the other Schedules hereto, since December 31, 1994, there has not been:
          (a)  any Seller Material Adverse Effect;
           (b) any material damage, destruction or casualty loss (whether or not covered by insurance) affecting any of the Purchased Assets;
           (c) any increase in the compensation payable or to become payable by Seller to any of the Employees (as hereinafter defined) or any increase in any bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, to or to the credit of any of the Employees or in any employee welfare, pension, retirement or similar payment or arrangement made or agreed to by Seller for the benefit of any Employee;
           (d) any dispute, strike or work stoppage which affects or may affect the Institutional Business, or any unsettled grievances affecting any of the Employees;
           (e) any capital expenditure or commitment to make a capital expenditure (exclusive of expenditures for repair or maintenance of equipment) or the execution of any lease or similar arrangement (except in the ordinary course of business) with respect to any aspect of the Institutional Business, or incurring of liability therefor which would constitute an Assumed Liability;
          (f) any occurrence of any losses or knowing waiver of any rights of value by Seller in connection with any aspect of the Institutional Business, whether or not in the ordinary course of business, which could adversely affect the Institutional Business or prospects thereof;
           (g) any cancellation, termination or material amendment of any Supplier and Customer Contract or any Other Contract;
           (h) any failure on the part of Seller to use all reasonable efforts to operate the Institutional Business in substantially the same manner as heretofore operated and to keep its business organization intact, including the services of its present Employees and the Institutional Business' suppliers, customers and others having business relations with the Institutional Business (except as contemplated by Section 9.04 hereof and as may have occurred in the ordinary course of business);
           (i) any sale, transfer or assignment of any of the Purchased Assets other than sales of inventory in the ordinary course of business; or
           (j) any agreement by, or commitment of, Seller or E&J to do any of the foregoing.
      6.09 Trade Accounts Receivables. Schedule 6.09 attached hereto contains a true, complete and accurate aged list of unpaid trade accounts receivable owing to Seller from unrelated third parties in connection with the Institutional Business as of the date indicated thereon. As of such date, Seller is not the payee on any notes receivable due from trade debtors except as described and listed on Schedule 6.09 attached hereto. To the best knowledge of Seller and except as disclosed in Schedule 6.09, all of the items listed on Schedule 6.09 and all Receivables included in the Purchased Assets are and will be valid and genuine and arose and will arise solely from bona fide sales and deliveries of goods, performances of services and other business transactions in the ordinary course of the
Institutional Business consistent with past practice and constitute and will constitute valid claims not subject to known offset, defense or counterclaim; and, except as disclosed in Schedule 6.09 hereof (as updated as of the second Friday immediately preceding the Closing Date), as of the date hereof there was and as of such updated disclosure date there will be no trade account or trade debtor (i) more than ninety (90) days past its billing date, (ii) who has refused or overtly threatened to refuse to pay its obligations for any reason; (iii) who is known or suspected to be insolvent or in bankruptcy; or (iv) which is pledged by Seller to any third party.
     6.10 Inventories. Except for excess, scrap, obsolete, slow moving or low quality items which have been written off or for which a reserve of not less than Seven Hundred Fifty Thousand Dollar ($750,000) reserve has been provided and reflected in the calculation of the Estimated Current Assets Purchase Price and will be reflected in the Final Statement, all Inventories included in the calculation of the Estimated Current Assets Purchase Price and which will be included in the Final Statement were and will be acquired and maintained in the ordinary course of the Institutional Business, and purchases of Inventories since November 26, 1994, were designed and intended to be made up of items of a quality, quantity and condition useable and saleable in the ordinary course of the Institutional Business without additional write-down or write-off. Except for the Consigned Customer Inventories and demonstration Inventories, Seller, in the conduct of the Institutional Business, holds no materials or inventories  on  consignment and has no Inventories in  the  possession  of others.
      6.11 Real Property - Owned. With respect to the Seller Facilities and each portion thereof and except as set forth on Schedule 6.11:
           (a) except for (i) current taxes or assessments due but not yet payable and (ii) Liens (as hereinafter defined), restrictions, easements, rights of way, covenants of record and other matters set forth in Schedule 6.11(a) ("Permitted Exceptions"), none of which interfere with the current use of the Seller Facilities in any material way, title to the Seller Facilities is, and at Closing shall be, good and marketable, free and clear of all liens, pledges, claims, security interests, mortgages, encumbrances and restrictions of all types and nature whatsoever (other than Permitted Exceptions) and those liens that will be discharged prior to Closing as required by Section 9.02 hereof (collectively, "Liens"), adverse claims and other matters affecting Seller's title to or possession of the Seller Facilities, including, but not limited to, all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, mortgages, security interests, leases, encumbrances and title objections;
           (b) except as set forth on Schedule 6.11(b) hereto, to the knowledge of Seller (which includes for this purpose only the persons listed on Schedule 6.11(b) hereto, the Seller Facilities and the present use and occupancy thereof are in material compliance with all applicable federal, state and local laws and regulations (including, but not limited to, those relating to environmental protection, conservation, and occupational safety and health), and with all applicable land use requirements, zoning ordinances and building codes;
           (c) there are no pending or, to the knowledge of Seller, threatened legal proceedings affecting the Seller Facilities;
          (d) except for items included as Permitted Exceptions, there are no public assessments or similar charges on the Seller Facilities;
           (e)   there  are  no  pending or, to the  knowledge  of  Seller, threatened  eminent  domain  proceedings  which  could  affect  the  Seller
Facilities;
           (f) to the knowledge of Seller, there are no announced plans or studies to alter any street or highway contiguous to the Seller Facilities or the removal, elimination or modification of any railroad spur line and access rights to same;
            (g)    the  water  supply,  sewage  services,  storm  drainage,
electrical supply, natural gas and other utilities and services currently available to the Seller Facilities are adequate for the present use thereof in the Institutional Business.
          (h) except for Permitted Exceptions, there is no written or oral agreement of Seller affecting title to the Seller Facilities and the present use and occupancy thereof with any governmental agency or private person;
           (i) Seller has not entered into any lease to any third party of any part of the Seller Facilities;
          (j) Seller has adequate rights of ingress and egress to and from the Seller Facilities and, to the knowledge of Seller, there are no plans of any third party which would result in the termination of the present rights except in accordance with the terms thereof; and
           (k) no notice from any county, township or other governmental body has been served upon the Seller Facilities or received by Seller
requiring  or  calling  attention  to  the  need  for  any  work,   repair,
construction,  alteration  or installation on or  in  connection  with  the
Seller Facilities which has not been complied with. Except as otherwise represented in this Agreement, Purchaser will acquire the Seller Facilities in "as is" condition and Seller makes no representation or warranty, express or implied as to the quality, condition or fitness of the Seller Facilities for any purpose.
      6.12 Real Property Leases. Schedule 6.12 is a true, complete and accurate description of the locations, approximate square footage, and type and nature of ownership and use of all leased real estate and improvements which are leased by Seller in connection with the Institutional Business and are the subject matter of the Real Property Leases, including the term, rentals and other payment obligations under the Real Property Leases and the name of the lessor and lessee thereof; Seller has not received notice nor does Seller have knowledge that any such leased real estate or the use thereof is in violation of any applicable building, zoning or other law, ordinance or regulation affecting such real property; each of the Real Property Leases is in full force and effect and constitutes a valid and binding obligation of Seller as lessee; Seller is not in, and has not received any notice of, default with respect to any payment or other material term or condition of any of the Real Property Leases, nor is Seller in default or arrears in the performance or satisfaction of any material agreement or condition on its part to be performed or satisfied thereunder which would prevent Seller from exercising or obtaining the benefits of lessee thereunder; subject to obtaining any needed consents, assignment to Purchaser of each of the Real Property Leases will not constitute an event of default under any such lease. No event has occurred which, through the passage of time or the giving of notice or both, would constitute a default by Seller under said Real Property Leases which would permit the acceleration of any obligation of any party thereto or the creation of a Lien upon any of the Purchased Assets.
     6.13 Personal Property - Owned. Except as set forth on Schedule 6.13 hereto, to the knowledge of the Seller, all Machinery and Equipment and other personal property included within the Purchased Assets conforms in all material respects to all applicable federal, state and local laws and regulations, including, but not limited to, those relating to environmental matters, environmental protection, conservation, and occupational safety and health. Except as otherwise provided in this Section 6.13, Purchaser will acquire all personal property included within the Purchased Assets, including without limitation the Machinery and Equipment, in "as is" condition and Seller makes no representation, express or implied, as to the quality, condition or fitness thereof for any purpose.
      6.14 Personal Property - Leased or Not Owned. Seller has delivered or made available to Purchaser true, correct and complete copies of the Personal Property Leases which are the only agreements under which Seller, in the conduct of the Institutional Business, is lessee of or holds or operates any items of machinery, equipment, vehicles, office furniture or fixtures owned by any third party. Seller has all right, title and interest of the lessee under the terms of the Personal Property Leases. Each of such Personal Property Leases is in full force and effect and constitutes a legal, valid and binding obligation of Seller, and there is no default by Seller under any of the Personal Property Leases.
      6.15 Title to Assets. Seller has good, valid, marketable and indefeasible title to all Receivables, Inventories and Machinery and Equipment included as part of the Purchased Assets free and clear of any Lien (other than Liens represented by the Assumed Liabilities). Seller has complete and unrestricted power and the unqualified right to convey the Purchased Assets to Purchaser.
     6.16 Trade Accounts Payable. Schedule 6.16 attached hereto contains a true and complete aged list of trade accounts payable by Seller incurred in the conduct of the Institutional Business and the S&D Bed Product Line
to unrelated third parties as of the date indicated thereon. As of such date, Seller, in the conduct of the Institutional Business and the S&D Bed Product Line was not the payor of any note payable to a trade creditor. All of the trade accounts payable arose, and hereinafter through the Closing Date, will arise, in the ordinary course of business and there will be no trade accounts payable delinquent in payment (past the due date) as of the Closing Date.
      6.17 Absence of Undisclosed Liabilities. Seller has no liabilities or obligations with respect to the Institutional Business, either accrued, absolute, contingent or otherwise, except:
           (a) those liabilities or obligations set forth or reflected on the Financial Statements and not heretofore paid or discharged;
          (b) liabilities or obligations arising in the ordinary course of business under any agreement, contract, commitment, lease or specifically disclosed in the Schedules to this Agreement and which are Assumed Liabilities or specifically disclosed in such Schedules and designated as Excluded Liabilities;
           (c) liabilities or obligations incurred in the normal and ordinary course of business since December 31, 1994, none of which liabilities or obligations will or could have a Material Adverse Effect on the Institutional Business; and
          (d)  the Excluded Liabilities.
      6.18 Status of Backlog. Schedule 6.18 attached hereto is a true and complete list of all open customer orders of the Institutional Business accepted by Seller, including all uncompleted jobs in progress of the Institutional Business, as of the date indicated thereon. Except as indicated on Schedule 6.18, all such customer orders were and all customer orders after the date hereof through the Closing Date, will be entered into in the ordinary course of business and are supported by written purchase orders.
      6.19 Suppliers and Customers. There has been no notice received by Seller or E&J of any intention by any customer or supplier to terminate or modify any Supplier and Customer Contracts or of any filing for bankruptcy protection by any such customer or supplier.
      6.20 Agreements. Except for the Personal Property Leases, Real Property Leases, Supplier and Customer Contracts and Other Contracts which are included in the Purchased Assets pursuant to this Agreement, Seller, in the conduct of the Institutional Business and the S&D Bed Product Line, is not a party to or bound by (whether formal or informal, written or oral):
(i) any employment contracts or agreements, consulting or other similar agreement or any collective bargaining or labor agreements or any other agreement or arrangement with any Employee, sales representative, distributor, agent, manufacturers representative or consultant or person serving in a similar capacity; (ii) any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, retainer, consultant, bonus, group insurance, or any vacation pay or severance pay or other incentive or welfare, contract, plan or so-called fringe benefit agreement; (iii) any contract for the purchase of any materials, supplies, equipment or inventory, or for sale of any goods, services or inventory; or
(iv) any lease or license to use any real or personal property. Except as disclosed on Schedule 6.20, Seller is not a party to or bound by any notes, loan agreements, capitalized leases, letters of credit, commitments, guarantees, agreements and other arrangements relating to any indebtedness (the "Loan Agreements"). Schedule 6.20 also contains, in the case of each Loan Agreement, the name of the obligee thereunder, a description of all collateral given as security therefor and identifies all mortgages and other security agreements executed in connection therewith. Seller has made available for inspection by Purchaser a true copy of each agreement or document referenced in Schedule 6.20.
      Each of the items described on Schedule 6.20 and marked with an asterisk is and shall be an "Excluded Liability". Seller and E&J agree to pay, perform, discharge and release Purchaser, as of the Closing Date, from any and all liability (fixed, contingent or otherwise) with respect to each such Excluded Liability.
     There are no breaches or defaults nor any basis therefor by any of the parties to the agreements described in Schedule 6.20 which are included as Assumed Liabilities or any of those included in the Purchased Assets.
      6.21 Loss Contracts. Seller, in connection with the Institutional Business, is not a party to any contract, bid or offer to sell products or to provide services to customers other than (i) in the ordinary course of business and (ii) which Seller knows or has reason to believe are at rates which would result in a loss to Seller for any customer order determined on an order by order basis.
      6.22 Purchase Commitments. Schedule 6.22 contains a true, complete and accurate list of all purchase commitments for materials, supplies, raw materials or other items to which Seller in the conduct of the Institutional Business and the S&D Product Line is a party which are not in excess of the customary and current requirements thereof or at a price in excess of current reasonable market prices for similar items deliverable at the same time. Except as disclosed on Schedule 6.22, Seller in the conduct of the Institutional Business and the S&D Product Line is not a party to any service contract or commitment which is not cancelable on thirty (30) days notice or less, without penalty.
      6.23   Adequate Facilities and Rights.  Except as provided in Section
2.01 hereof and except for the Excluded Assets, the Purchased Assets to be purchased by Purchaser hereunder constitute all of the assets and properties, tangible and intangible, real, personal or mixed, which are used by Seller in connection with the operation of the Institutional Business and all of such Purchased Assets are, or as at the Closing Date will be, located at the Seller Facilities or at the facilities covered by the Real Property Leases.
      6.24 Patents and Trademarks. Schedule 6.24 attached hereto and made a part hereof, contains a true, complete and accurate list or description as relates to Seller in its conduct of the Institutional Business of (i) all licenses held by Seller and used in the Institutional Business
(including,  as  to  each  such  license,  the  name  of  the  licensor,  a description of the subject matter of the license, basic royalty rate, termination date, renewal option, and whether any advance royalty payments are required) and (ii) all patents, trademarks, trade names, service marks, assumed names, copyrights, and applications therefor, presently held by Seller and used in the Institutional Business. Seller owns or possesses the right to use all such items in the Institutional Business (in the manner and the geographic areas in which they are currently used), without any known conflict or alleged conflict with the rights of others, except any such conflict which would not have a Material Adverse Effect on the Institutional Business . There is no pending or, to the knowledge of Seller, threatened claim or litigation against Seller contesting the right of Seller to use or the validity of any of the items listed on Schedule
6.24 or any of the Intellectual Property included within the Purchased Assets. The consummation of the transactions contemplated hereby will not alter or impair any of such rights.
      6.25 Litigation. Schedule 6.25 hereto contains a true, complete and accurate list of all litigation pending or to the knowledge of Seller threatened which relates to the Institutional Business, and/or the Purchased Assets and, with respect to the S&D Bed Product Line, all pending or threatened product liability and/or patent infringement litigation of which Seller has actual knowledge. Except as disclosed on Schedule 6.25,
(a) there is no private or governmental suit, claim, action, arbitration or legal or administrative proceeding or investigation now pending or, to the knowledge of Seller, threatened, against Seller before any court, administrative or regulatory body or any governmental agency (i) arising out of or relating to any aspect of the Institutional Business, or any part of the Purchased Assets or (ii) concerning the transactions contemplated by this Agreement or the Other Agreements; (b) there are no decrees, injunctions or orders of any court or governmental department or agency outstanding against Seller relating to any aspect of the Institutional Business and Purchased Assets; and (c) Seller has not received any notice of default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to the Purchased Assets, the Institutional Business or the transactions contemplated hereby.
      6.26 Compliance with Laws. There is no default by Seller under or violation by Seller of any applicable statute, regulation, order, ordinance and other law of the United States and all state and local governments, and agencies of any of the foregoing, to which any aspect of the Institutional Business or any part of the Purchased Assets is subject which includes, without limitation, environmental matters, occupational safety and health matters and ERISA (as hereinafter defined) which would have a Material Adverse Effect on the Institutional Business. None of the Employees has any claim against Seller under the Fair Labor Standards Act or any applicable state, foreign or local laws dealing with such matters. Neither Seller nor E&J, nor, to Seller's knowledge, any of Seller's respective directors or officers has received notice of default or violation by Seller of any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any material aspect of the Institutional Business or the Purchased Assets. Seller is not charged with, or, to its knowledge, under investigation with respect to, any violation of any applicable provision of any federal, state, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Institutional Business, or the Purchased Assets.
      6.27 Employee Benefit Plans. Schedule 6.27 attached hereto contains a list of all qualified and nonqualified pension, profit-sharing and other employee benefit and entitlement plans or policies of Seller or in which employees of the Institutional Business participate, including, without limitation, multi-employer employee benefit plans (the "Employee Plans"). The Employee Plans have been authorized by Seller and each of those Employee Plans which is intended to be qualified plans under Sections 401(a) and 501(b) of the Internal Revenue Code of 1986, as amended ("Code") has received, or has or will in a timely manner apply for, a favorable determination from the Internal Revenue Service ("IRS") stating that such Employee Plan meets all requirements of the Code and that any trust or trusts associated with such Employee Plan is or are tax exempt under
Section 5.01(a) of the Code. All material reports, filings and other documents with respect to the Employee Plans required to be filed or distributed under ERISA and regulations promulgated thereunder, including without limitation all returns and reports to be filed with the Department of Labor, IRS and Pension Benefit Guaranty Corporation, and all distributions to participants, beneficiaries and others, have been made, except where the failure to file or to make a distribution would not have a Material Adverse Effect on the Institutional Business. Seller has not incurred any accumulated funding deficiency within the meaning of Section 302 of ERISA with respect to any Employee Plan, or any liability to the Pension Benefit Guaranty Corporation with respect to any Employee Plan, and there exists no event or condition which would permit the institution of proceedings to terminate any Employee Plan under Section 4042 of ERISA. With respect to each of the Employee Plans which is a deferred compensation or pension plan and which is not subject to the periodic reporting and disclosure requirements of ERISA, there is included on or attached to
Schedule 6.27 a complete description or copy of the text of the plan or policy, a description of the individuals covered thereby, the amount of any current obligations under the plan to such individuals, the amount of any contingent or deferred obligations under the plan to such individuals, and the time at which such obligation will, or is likely to, become payable. None of the Employee Plans meets the definition of a "multi-employer plan" under ERISA as amended by The Multiemployer Pension Plan Amendments Act of 1980, Pub.L.No. 96-364, as amended. Seller is not a party to any pending or, to Seller's knowledge, threatened action, claim, suit or proceeding by any person or governmental instrumentality concerning the Employee Plans which would have a Material Adverse Effect on the Institutional Business. All payments required and due from Seller (on account of employment contracts or otherwise) for Employee Plans and Employee health and welfare insurance have been or will be paid for all periods ended on the Closing Date.
      6.28 Discrimination, Occupational Safety and Other Statutes and Regulations. Except as disclosed on Schedule 6.28 attached hereto, no person, party or labor organization (including, but not limited to, governmental agencies of any kind) has any claim, action or proceeding against Seller and/or E&J, in connection with the Institutional Business or the S&D Bed Product Line arising out of or relating to any statute, ordinance or regulation relating to the payment of wages or benefits, discrimination in employment or employment practices or occupational safety and health standards (including, but without limiting the foregoing, any applicable state statute, the Fair Labor Standards Act, National Labor Relations Act, Title VII of the Civil Rights Act of 1964, as amended, or the Age Discrimination in Employment Act of 1967, as amended) which would have a Material Adverse Effect on the Institutional Business. Further, except as described on Schedule 6.28, no Employee is on disability leave.
      6.29 Labor Relations; Employees. Schedule 6.29 hereto contains a true, complete and accurate list of all Employees and their current salary rates and all employment agreements of any nature whatsoever with Employees. Except as described and listed on Schedule 6.29 hereof, Seller has paid in full through the Closing Date, all wages, salaries, commissions, bonuses, vacations, whether accrued, carried over or otherwise holiday pay and other direct and indirect compensation for all services performed by the Employees through the Closing Date except for accrued expenses specifically assumed by Purchaser as provided in Section 3.01(e) hereof. Upon termination of the employment of any of said Employees, Purchaser will not by any reason of anything done by Seller prior to or simultaneously with the Closing be liable to any of said Employees for so-called "severance pay" or any other payments through the Closing Date or on account of the transactions contemplated hereby except for accrued expenses specifically assumed by Purchaser as provided in Section 3.01(e) hereof. Except as described on Schedule 6.29 hereof, in connection with the Institutional Business or with respect to the Employees in the bargaining group at the Seller Facilities (i) there is no unfair labor practice complaint by any of the Employees against Seller pending before the National Labor Relations Board; (ii) there is no labor strike, known or suspected dispute, slowdown or stoppage pending or threatened against or involving Seller in its conduct of the Institutional Business and the S&D Bed Product Line; (iii) no representation question or petitions for election of representatives exists respecting the Employees of Seller as relates to the Institutional Business; and (iv) no grievance by any of the Employees pending against Seller in the conduct of the Institutional Business nor any arbitration proceeding arising out of or under collective bargaining agreement is pending, and no claim therefor has been asserted by any of the Employees. Schedule 6.29 also contains a true and correct description of all work stoppages involving the Institutional Business and the S&D Bed Product Line by Employees of Seller within the last five (5) years.
     6.30 Insurance Policies. Schedule 6.30 attached hereto is a list, as relates to the Institutional Business and the S&D Bed Product Line, of all insurance policies and bonds in force covering Seller or its properties, operations and personnel. Each of said policies, together with all records and documents relating to insured losses and claims (other than under any health or major medical insurance policy) paid or made during the past five
(5) years will be furnished or otherwise be made available to Purchaser for its review. No notice has been received from any insurance carrier that Seller now is, or will prior to the Closing Date be, liable, for any retroactive premium adjustments and neither Seller nor E&J has received any notice of premium increases or cancellations with respect to any of such insurance policies and bonds.
       6.31 Product Warranties, Product Return Policies and Service Warranties. Schedule 6.31 hereto contains a true, complete and accurate description of all product warranty (repair and/or replacement), guarantee, product return, service warranty and service policies relating to the Institutional Business and the S&D Bed Product Line which shall constitute an Assumed Liability. Except as listed on Schedule 6.31 attached hereto, Seller, in the conduct of the Institutional Business does not utilize any product warranties, guarantees, product return policies, service warranties or service policies. Schedule 6.31 also describes all pending or known threatened claims or demands seeking return, replacement and/or repair of products pursuant to warranties extended by Seller, in the conduct of the Institutional Business.
      6.32   Environmental Matters.  Except as disclosed on  Schedule  6.32 hereto:
           (a) There is no investigation, inquiry and other proceeding now pending or, to the best knowledge of Seller, threatened by any U.S. federal, state or local governmental entity or any foreign governmental entity with respect to the Seller Facilities in connection with the actual or alleged failure to comply with any requirement of any law, regulation or ordinance relating to air or water quality, waste management, hazardous or toxic substances, or the protection of health or the environment;
           (b) There is no waste disposal, treatment or storage site used by the Institutional Business;
          (c) The Institutional Business has not engaged any person, firm, corporation or other entity to handle, transport or dispose of waste materials for it;
           (d) The Institutional Business has maintained all documents and records and made all filings required by, and has otherwise fully complied with, all applicable laws, regulations and ordinances relating to air or water quality, waste management, hazardous or toxic substances, and the protection of health or the environment;
           (e) To the best knowledge of Seller, none of the Seller Facilities are contaminated with any hazardous waste or substance (as those terms are defined by any applicable federal, state or local law, regulation, ordinance or requirement); and
           (f) The air and water emission, discharge and waste disposal practices used in the Institutional Business and the S&D Bed Product Line comply with and at all times have complied with all applicable laws, regulations, ordinances and requirements in all material respects.
      6.33 Governmental Approvals, Permits, Licenses. Except as set forth on Schedule 6.33, the Institutional Business and the manufacture of the S&D Bed Product Line of Seller as presently conducted by Seller do not require any license, franchise, permit, authorization or approval of any governmental body, whether federal, state, local or foreign, which has not been obtained and is in full force and effect or which has not been expressly waived by another provision of this Agreement. Schedule 6.33 contains a true, complete and accurate list of all governmental approvals, licenses, franchises, permits or authorizations relating to the Institutional Business or the S&D Bed Product Line. Except as described on
Schedule 6.33 the Institutional Business as presently conducted by Seller in any jurisdiction, meets in all material respects the terms and conditions of all such governmental approvals.
      6.34   Transactions With Certain Persons.  Except  as  set  forth  on
Schedule 6.34 hereto, neither E&J, any affiliate or subsidiary of Seller nor any officer, director or employee of Seller is presently a party to any transaction with Seller relating to any aspect of the Institutional Business which will constitute an Assumed Obligation, including, without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for lease, management, rental or purchase of real or personal property to or from, or (c) otherwise requiring payments to (other than for services as employees, officers or directors) any such person, any member of the family of any such person or any corporation, partnership, trust or other entity in which any such person has an interest or is an officer, director, trustee or partner.
      6.35   Powers  of Attorney and Guarantees.  Except as  set  forth  on
Schedule 6.35 hereto, in the conduct of the Institutional Business, Seller has granted no general or special powers of attorney or guarantees.
      6.36 Brokers. Neither Seller nor E&J has retained by any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement except to Vector Securities International, Inc. whose compensation, if any, will be the sole and absolute responsibility of Seller and/or E&J.
      6.37 Availability of Documents. Seller has made or will, prior to the Closing Date, make available to Purchaser copies of all documents, including without limitation all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings, authorizations, permits, licenses, patents, trademarks, tradenames, service marks, copyrights, and applications therefor listed or referred to in the Schedules hereto. Such copies are and will be true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.
      6.38 Restrictions. Except as disclosed in the Schedules hereto, Seller is not a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which adversely affects or restricts or, so far as Seller can now reasonably foresee, may in the future adversely affect or materially restrict, the Institutional Business, Purchased Assets, prospects or condition (financial or otherwise) of the Institutional Business after consummation of the transactions contemplated hereby.
      6.39 Accuracy of Statements. Neither this Agreement, the Other Agreements nor any Schedule hereto nor any certificate, document, or instrument furnished by or on behalf of Seller or E&J to Purchaser pursuant to this Agreement, the Other Agreements or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not materially misleading.
      6.40 Software. Schedule 6.40 hereto contains a true, complete and accurate description of all Software utilized in connection with the Institutional Business or the S&D Bed Product Line together with copies of all licenses or other agreements relating thereto.
     6.41 Performance/Bid Bonds/Letters of Credit. Schedule 6.41 contains a true, complete and accurate schedule of all performance bonds, bid bonds, letters of credit or other security or collateral related to the Institutional Business and the manufacture of the S&D Bed Product Line. Except as disclosed on Schedule 6.41, Seller has received no notifications from any vendor or customer of credit enhancement requirements, refusal to extend credit or other similar problems.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller and E&J as follows:
     7.01 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, and has all requisite power and authority to own, lease and operate its property, to acquire the Purchased Assets, and to pay, perform and discharge the Assumed Liabilities and to carry on the Institutional Business and the S&D Bed Product Line as now conducted.
      7.02 Authorization. Purchaser has the requisite corporate power and authority to enter into this Agreement and the Other Agreements and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and Other Agreements by Purchaser have been duly and effectively authorized and approved by all requisite corporate action of Purchaser and no other corporate acts or proceedings on the part of Purchaser are necessary to authorize this Agreement, the Other Agreements or the transactions contemplated hereby or thereby. This Agreement and the Other Agreements constitute valid and legally binding obligations of Purchaser enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law. Except as disclosed on Schedule 7.02 hereto, neither the execution and delivery of this Agreement or the Other Agreements contemplated hereby, nor the consummation of the transactions contemplated thereby nor compliance by Purchaser with any of the provisions hereof or thereof will (i) violate, or conflict with, or result in breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, change or encumbrance upon any of the Purchased Assets (other than the security for Mortgage Note) under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Purchaser or any note, bond, mortgage indenture, deed of trust, lease, license, agreement or other instrument or obligation to which Purchaser is bound, or by which Purchaser or any of its properties or assets may be bound or affected, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets. No consent or approval by, notice to or registration with any governmental authority, is required on the part of Purchaser in connection with the execution and delivery of this Agreement and Other Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby.
     7.03 Brokers. Purchaser has not retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.
      7.04 No Litigation. There is no suit, claim, action or proceeding now pending and served on Purchaser or, to the best knowledge of Purchaser, either pending and not yet served on Purchaser or threatened before any court, administrative or regulatory body or governmental agency, which will, or could, prevent the consummation of the transactions contemplated by this Agreement.
      7.05 Net Worth and Financing. Purchaser has and will maintain until the Mortgage Note is repaid, a minimum net worth in accordance with generally accepted accounting principles of not less than One Million Dollars ($1,000,000) and has and will have at Closing, sufficient cash and committed credit facilities to finance the aggregate of the amounts payable pursuant to Article V and the working capital requirements of Purchaser after Closing.
      7.06  No  Knowledge.   As of the date hereof,  as  a  result  of  the
investigation and review by Purchaser of the assets, liabilities, condition, business and prospects of the Institutional Business and the S&D Bed Product Line, Purchaser has no knowledge of any fact, circumstance or event (including, without limitation, any adverse change in the assets, liabilities, condition, business or prospects of the Institutional Business and the S&D Bed Product Line) that would cause Purchaser to terminate this Agreement if the Closing thereof were scheduled to be consummated on the date hereof.
      7.07   Accuracy  of  Statements.  Neither this Agreement,  the  Other
Agreements, nor any certificate, document or instrument furnished by Purchaser to Seller or E&J, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not materially misleading.

ARTICLE VIII. CONDUCT OF BUSINESS PENDING THE CLOSING DATE

      Seller and E&J do hereby covenant and agree that from the date hereof through the Closing Date:
       8.01 Access to Information. Subject to the terms of the Confidentiality Agreement between Purchaser and Seller dated August 16, 1994, (the "Confidentiality Agreement"), Purchaser and its counsel, accountants, engineers, and other representatives shall, upon reasonable advance notice to Seller, during normal business hours and without undue disruption of the Institutional Business, have reasonable access to all properties, books, accounts, records, contracts, documents and information relating to the Institutional Business, the S&D Bed Product Line, Purchased Assets and Assumed Liabilities.
      8.02 Conduct of Business in Normal Course. Except as otherwise provided in this Agreement, Seller will carry on the Institutional Business in substantially the same manner as heretofore conducted, and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation that vary materially from those methods used by Seller as of the date hereof, without in each instance obtaining the consent of Purchaser.
      8.03 Preservation of Business and Relationships. Seller will use reasonable efforts, without making any commitments on behalf of Purchaser or incurring any unusual expenditures, to preserve the Institutional Business and the Purchased Assets intact, to keep available to Purchaser the present Employees of the Institutional Business, and to preserve the Institutional Business' present relationships with suppliers, customers and others having business relationships with the Institutional Business.
      8.04 Certain Corporate and Business Matters. Seller will not, without the prior written consent of Purchaser:
           (a) either: (i) amend, cancel or modify any Supplier and Customer Contracts or Other Contracts; (ii) enter into or undertake any unusual or long-term purchase or supply commitments; or (iii) enter into any lease of capital assets or other new agreement, commitment or transaction which, by its terms extends beyond the Closing Date and is material to the Institutional Business, except, in the case of clause (i) or (iii), in the usual and ordinary course of business;
          (b) sell or otherwise transfer to any third party (including any Seller affiliate) any of the Purchased Assets other than sales of Inventories in the ordinary course of the Institutional Business);
           (c) make any material changes in the nature of the services performed by the Institutional Business;
           (d) make or commit to make any capital expenditure for any item that would become part of the Purchased Assets the payment for which Purchaser would be responsible after the Closing Date;
           (e) accelerate or otherwise effect any change in the method of collection of Receivables, accelerate or delay the method of payment of accounts payable, fail to continue the production of work-in-process and finished goods of Inventories in a manner consistent with the volume of historical and anticipated sales revenues of the Institutional Business and the S&D Bed Product Line, fail to maintain Inventories of raw materials, supplies and component parts in a manner consistent with the volume of historical and anticipated sales revenues of the Institutional Business and the S&D Bed Product Line or change its historical method of accruing expenses and paying obligations or liabilities, other than prepayments to take advantage of trade discounts not otherwise inconsistent with or in excess of historical prepayment policies;
           (f) change the existing accounting practices and policies of Seller applicable to the Institutional Business;
           (g) enter into any settlement of any material claim, action, suit or proceeding applicable to the Institutional Business which is not fully covered by insurance; or
           (h) agree to do, or take any action in furtherance of, any of the foregoing acts.
      8.05 Maintenance of Insurance. Seller will continue to carry insurance as described on Schedule 6.30.
      8.06 Maintenance of Assets. Seller will maintain and repair the Machinery and Equipment in substantially the same manner as heretofore maintained and will not defer or delay any regular maintenance of any of the foregoing which are used in the conduct of the Institutional Business.
      8.07 Employees and Compensation. Except as contemplated in any Schedule(s) hereto or approved in writing by Purchaser, Seller will not do any of the following acts, to the extent relating to the Institutional Business;
           (a) pay, grant or authorize any salary increases or bonuses for any of the Employees except pursuant to the extension of the bargaining agreement with the employee's Union at the Wright City Facility;
           (b) enter into any employment agreement, consulting agreement, management agreement or collective bargaining agreement, or modify any existing employment agreement, consulting agreement, management agreement or collective bargaining agreement with any of the Employees to which Seller in the conduct of the Institutional Business is a party or by which it is bound;
          (c) reassign or make any material changes in the nature or terms of employment of any of the present Employees;
           (d) grant any discretionary increases in salary or historical bonus arrangements to any of the Employees;
          (e)  make any change in management personnel; or
           (f) agree to do, or take any action in furtherance of, any of the foregoing acts.
      8.08 No Shop. Seller and E&J agree that neither of them nor any officers or directors shall prior to the Closing Date or until the termination of this Agreement, negotiate with any other person, firm or individual for the sale of the Institutional Business (other than the sale of inventories in the ordinary course of business).

ARTICLE IX. ADDITIONAL AGREEMENTS OF THE PARTIES

      9.01 Due Diligence Investigation. Subject to the provisions of the Confidentiality Agreement, Seller shall cause the respective officers and legal and financial representatives of Seller to fully cooperate to enable Purchaser and its representatives to continue the conduct of such due diligence investigation of the Institutional Business, Purchased Assets, Assumed Liabilities and Excluded Liabilities as Purchaser may reasonably require.
      9.02 Satisfaction of Liens and Encumbrances. On or before the Closing Date, Seller shall have taken all such action as shall be legally required in order to deliver to Purchaser title to all of the Purchased Assets as required hereby. Such action shall include, without limitation, the payment in full of all indebtedness for money borrowed by Seller which is secured by Liens on any Purchased Assets which payment may be made, in whole or in part, by application and payment of all or a portion of the Fixed Asset Purchase Price to the holders of such indebtedness of Seller as required by Section 6.21 hereof, and, in connection therewith, to deliver to Purchaser and its counsel, appropriate UCC Form-3 or related Termination Statements, satisfactions of mortgages, and other documents which Purchaser and its counsel shall reasonably require to evidence the termination of all such Liens.
     9.03  Pro-ration Items.
           (a) On the Closing Date, Seller and Purchaser shall, in good faith, appropriately pro-rate in the manner hereinafter set forth, as between Seller and Purchaser, all of the following items (collectively, the "Pro-ration Items"):
               (1)  Utility Charges (defined as, water, sewer, electricity, gas, telephone, and other utility charges, if any, applicable to the Seller Facilities and all Leased Real Estate);
                 (2) Rental Charges (defined as all rental payments applicable to the Real Estate Leases and Personal Property Leases);
                (3)   Real  Property Taxes (defined as  ad  valorem  taxes,
general assessments and special assessments imposed with respect to the Seller Facilities and all Leased Real Estate); and
                (4)   Personal Property Taxes (defined as ad valorem  taxes
imposed upon the Purchased Assets).
           (b) Real Property Taxes, Utility Charges, Rental Charges and Personal Property Taxes which relate to a period of time within or during which the Closing occurs shall be apportioned between Seller and Purchaser as of the Closing Date, with Purchaser bearing only the expense of that portion of such Real Property Taxes, Utility Charges and Rental Charges and Personal Property Taxes that the number of days from and after the Closing Date (but excluding the Closing Date) bears to the total number of days covered the period for which such Real Property Taxes, Utility Charges, Rental Charges or Personal Property Taxes are applicable. Purchaser and Seller shall make all reasonable efforts to have all readings for Utility Charges taken on or as close to the Closing Date as is practicable in order to minimize prorations for Utility Charges. Any Real Property Taxes, Utility Charges, Rental Charges or Personal Property Taxes which relate to a period entirely prior to and including the Closing Date shall be apportioned entirely to Seller, and any such charges or payments which relate to a period entirely from and after the Closing Date shall be apportioned entirely to Purchaser.
          (c) Personal Property Taxes for the year ended December 31, 1994 and prior thereto shall be remitted and borne in their entirety by Seller and no prorations, apportionments or reimbursements of Personal Property Taxes shall be made between the parties. Personal Property Taxes for the year ending December 31, 1995 shall be prorated in the same manner as Real Property Taxes but based upon the value assessed on such personal property for the year ended December 31, 1994. The parties shall fully cooperate to avoid, to the extent legally possible, the payment of duplicate Personal Property Taxes, and each party shall furnish, at the request of the other party, proof of payment of any Personal Property Taxes or other documentation which is a prerequisite to avoiding payment of a duplicate tax.
           (d) All domestic and foreign federal, national, state and municipal income, manufacturer's excise, Federal and state withholding, Federal Insurance Contribution Act, Federal and state employment and unemployment taxes, license fees and other charges levied or imposed upon Seller in connection with the operations of Seller, and/or E&J, including the Institutional Business and the S&D Bed Product Line for all periods through the Closing Date shall be borne and paid for exclusively by Seller, and all such taxes, fees and charges so levied or imposed upon and solely in connection with the Institutional Business or the operations thereof for all periods from and after the Closing Date shall be borne and paid for exclusively by Purchaser.
     9.04  Personnel Matters.
           (a) Purchaser shall offer employment to all active salaried and hourly employees of the Institutional Business and the S&D Bed Product Line as at the Closing Date (the "Employees"), other than any identified in
Schedule 9.04(a) hereto (the "Excluded Employees").
          (b) All Employees, other than Excluded Employees, shall cease to be employees of Seller and be offered employment by Purchaser effective as of the Effective Time. All Excluded Employees shall remain as employees of Seller and Purchaser shall have no liabilities or obligations with respect to Excluded Employees. Seller shall be solely responsible for all wages, salaries, vacation pay, holiday pay, sick leave, pension, bonus, hospitalization and welfare, severance and other employee benefits and entitlements of the Excluded Employees.
          (c) Purchaser will not be responsible for any obligations to the Employees which are applicable to and accrue with respect to periods ending on or prior to the Closing Date, except for accrued expenses specifically assumed by Purchaser as provided in Section 3.01(e) hereof. Notwithstanding anything to the contrary, express or implied, contained in this Section 9.04(c) or elsewhere in this Agreement, it is expressly understood and agreed by and among the parties hereto that in no event shall Purchaser assume or otherwise become liable under or in respect of any employee benefit programs of Seller, including without limitation, any pension, profit sharing, bonus, hospitalization or other employee benefit plan or entitlement program of Seller with respect to the Employees, except for accrued expenses specifically assumed by Purchaser as provided in
Section 3.01(e) hereof.
           (d) Following the Closing Date, Purchaser shall adopt employee benefit programs for Employees hired by and accepting employment with Purchaser which shall be determined by Purchaser in its sole and absolute discretion, except for accrued expenses specifically assumed by Purchaser as provided in Section 3.01(e) hereof.
      9.05 Remediation by Seller of Environmental Matters. Seller shall remove those certain storage tanks identified on Schedule 9.05 hereto within one hundred eighty (180) days of the Closing Date pursuant to the Remediation Agreement (as hereinafter defined).

ARTICLE X. PURCHASER'S CONDITIONS TO CLOSING

       The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to each of the following express conditions precedent hereinafter stated in Sections 10.01 through 10.19:
      10.01 Representations and Warranties. The representations and warranties of Seller and E&J contained in this Agreement and the Other Agreements, including the Schedules hereto, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made as of such date, except for any variations permitted by this Agreement, and Purchaser shall have received a certificate dated the Closing Date of the President of Seller and E&J to such effect.
      10.02 Performance of Covenants. Seller and E&J shall each have performed or complied in all material respects with all covenants, obligations, conditions and agreements required to be performed or complied with by it under the terms of this Agreement, and Purchaser shall have received a certificate dated the Closing Date of the President of Seller and E&J to such effect.
     10.03 Damages by Casualty. There shall have been no Material Adverse Effect affecting the Seller Facilities or the Machinery and Equipment as a result of any accident or other casualty (whether or not adequately covered by insurance) occurring on or after the date hereof and prior to the Closing Date.
     10.04 No Material Adverse Change. From the date of this Agreement to the Closing Date, there shall not have been a Material Adverse Effect affecting the Institutional Business (including the Purchased Assets and the Assumed Liabilities) (other than general economic or industry changes) or in the prospects or results of thereof.
       10.05 Permits. Purchaser shall have obtained all licenses, authorizations, permits and consents from any regulatory or governmental authority having jurisdiction required for the lawful consummation by it of the transactions contemplated by this Agreement and the Other Agreements and the operation by it of the Institutional Business and Seller Facilities.
      10.06 Legal Opinion. Purchaser shall have received the favorable opinion of Bryan Cave, special counsel for Seller and E&J, dated as of the Closing Date in form and substance as set forth on Exhibit F hereto.
      10.07 ischarge of Indebtedness. Seller shall have discharged, or will discharge concurrently with the Closing, all indebtedness to its lenders secured by Liens on the Purchased Assets as required by Section 9.02.
      10.08   Due  Diligence.   Purchaser  shall  have  completed  its  due
diligence review of the Institutional Business, Purchased Assets and Assumed Liabilities, and the prospects, business operations and condition (financial, legal and otherwise) thereof, as well as all matters relating to present and past operations of the Institutional Business and, as a result of its continued due diligence review between the date hereof and Closing, shall not have determined that the information contained in the representations and warranties of Seller and E&J contained herein, taken as a whole, shall have materially adversely changed as of the Closing Date.
      10.09 Customer Contacts. To the extent contractually required, Purchaser shall have received the consent of the major customers of the Institutional Business (those with backlog as indicated on Schedule 6.18 in excess of $50,000) with respect to the transfer of any backlog existing as of the Closing Date.
       10.10 Labor Agreement. Purchaser shall have entered into a satisfactory agreement with the International Association of Machinists and Aerospace Workers for a period of no less than three (3) years from the Closing Date on the terms described on Schedule 10.10 hereof.
       10.11 Mechanical and Structural. Purchaser shall engage an engineering firm and shall have obtained (no less than ten (10) days prior to Closing), at Seller's sole cost and expense not to exceed Ten Thousand Dollars ($10,000), a report of such engineering firm reasonably satisfactory to Purchaser regarding the condition of the main structural and mechanical components of the physical improvements at the Seller Facilities and Purchaser shall have agreed to accept the same in their "as is" condition.
      10.12 Bill of Sale and Instrument of Assignment. Seller shall have executed and delivered to Purchaser the Instrument of Assignment and General Bill of Sale as required by Section 2.03.
      10.13 Resolutions. Seller and E&J shall have delivered to Purchaser certified copies of resolutions of the Board of Directors of Seller and E&J authorizing the transactions contemplated herein.
      10.14 eal Property Matters. Seller shall have executed and delivered to Purchaser the General Warranty Deeds with respect to the Seller Facilities in substantially the form attached hereto as Exhibit A, subject only to the Permitted Exceptions, and shall have obtained at its expense (i) a commitment for the issuance of a title insurance policy at regular rates, by a title insurance company acceptable to Purchaser, on the Seller Facilities pursuant to an ALTA 1987 owner's forms of policy free of all exceptions other than Permitted Exceptions, written by a title insurance company acceptable to Purchaser with extended coverage, insuring the title thereto in Purchaser in the amounts required by Purchaser which title insurance premium shall be at the expense of Purchaser and which establishes that no part of the Seller Facilities is located within or about any flood plain, navigable water or other body of water, tideland, wetland, marshland or other area which is subject to special state, federal or municipal regulation control or protection; (ii) accurate surveys of the Seller Facilities bearing reasonably current dates, showing all improvements thereon and all relevant easements, rights of way, roads, highways, other means of ingress and egress, public and private utilities, covenants or restrictions of record, certified as having been prepared in accordance with applicable state approved land survey standards which will cause the title insurance company to delete its survey exception with respect to the Seller Facilities.
      10.15 No Litigation. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or any of the other agreements, documents or instruments to be executed and delivered by any of the parties hereto pursuant to this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in a violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of this Agreement or any of the Other Agreements, or the transactions contemplated hereby or thereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby or thereby.
      10.16 onsents. Purchaser shall have received the consents and waivers referred to in Schedule 10.16 hereto.
      10.17 nsurance - Purchaser. Purchaser shall have obtained product liability insurance with the coverages set forth on Schedule 10.17 hereto and shall maintain such coverage or substantially similar coverage for the period described in Schedule 10.17.
      10.18 S&D Bed Product Line Supply Agreement. Seller and Purchaser shall have executed a supply agreement for the S&D Bed Product Line in the form of Exhibit G hereto ("S&D Bed Product Line Supply Agreement").
      10.19 Transitional Services Agreement. Seller and Purchaser shall have executed an agreement for transitional services including, among other things, accounting, computer, technical service, customer service and the like in the form of Exhibit H hereto ("Transitional Services Agreement").
     10.20 Insurance - Seller and E&J. Seller and E&J shall have obtained extended products liability insurance coverages as described on Schedule
10.20 hereto and shall maintain such coverage or substantially similar coverage for the period described in Schedule 10.20.
      10.21 Software License Agreement. Seller, E&J and Purchaser shall have executed an agreement providing for a non-exclusive use of IBM's Mapics Software to the extent Seller, E&J and Purchaser agree the verbal license from IBM for the Mapics system is assignable, such license to be in the form and substance mutually acceptable to Seller and E&J on the one hand, and Purchaser, on the other hand.
      10.22 Remediation Agreement. Seller, E&J and Purchaser shall have executed an agreement with regard to the removal of certain underground tanks identified on Schedule 9.05 hereto in the form of Exhibit J hereto (the "Remediation Agreement").

ARTICLE XI. SELLER'S AND E&J'S CONDITIONS TO CLOSING

      The obligations of E&J and Seller to consummate the transactions contemplated by this Agreement shall be subject to each of the following express conditions precedent hereinafter stated in Sections 11.01 through 11.09:
      11.01 epresentations and Warranties. The representations and warranties of Purchaser contained in this Agreement and the Other Agreements, including the Schedules hereto, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made as of such date, except for any variations permitted by this Agreement, and E&J shall have received a certificate dated the Closing Date of the President of Purchaser to such effect.
      11.02 Performance of Covenants. Purchaser shall have performed or complied in all material respects with all covenants, obligations, conditions and agreements required to be performed or complied with by it under the terms of this Agreement, and E&J shall have received a certificate dated the Closing Date of the President of Purchaser to such effect.
      11.03 Legal Opinion. E&J shall have received the favorable opinion of Nangle, Cooper, Niemann & Bitting, L.L.C., general counsel for Purchaser, dated as of the Closing Date in form and substance as set forth on Exhibit I hereto.
      11.04 Instrument of Assumption. Purchaser shall have executed and delivered to Seller and E&J the Instrument of Assumption required by
Section 2.03.
      11.05 Resolutions. Purchaser shall have delivered to Seller and E&J certified copies of resolutions of the Board of Directors of Purchaser authorizing the transactions contemplated herein.
      11.06 No Litigation. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement of any of the Other Agreements, documents or instruments to be executed and delivered by any of the parties hereto pursuant to this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in a violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of this Agreement or any of the Other Agreements, or the transactions contemplated hereby or thereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby or thereby.
      11.07 Insurance. Purchaser and Seller shall have the insurance coverages contemplated by Sections 10.17 and 10.20 hereof.
      11.08 S&D Bed Product Line Supply Agreement. Seller and Purchaser shall have executed the S&D Bed Product Line Supply Agreement.
      11.09 Transitional Services Agreement. Seller and Purchaser shall have executed the Transitional Services Agreement.
      11.10 Remediation Agreement. Seller shall have satisfied itself by prior to 10:00 a.m. (CST) on February 24, 1995, that the aggregate costs and expenses to be incurred by it pursuant to the Remediation Agreement shall not exceed One Hundred Thousand Dollars ($100,000) and Seller, E&J and Purchaser shall have executed the Remediation Agreement.

ARTICLE XII. TERMINATION

     12.01  Termination.
           (a) Anything to the contrary herein notwithstanding, this Agreement may be terminated prior to the Closing Date and the transactions contemplated hereby may be abandoned only as follows:
               (i)  by the mutual consent of E&J and Purchaser;
                (ii) by Purchaser on one hand if any of the conditions as set forth in Article X are not satisfied, or E&J, on the other hand, if any of the conditions set forth in Article XI are not satisfied, and, in either case, if the Closing shall not have occurred on or before February 28,
1995, or such other date, if any, as Purchaser and E&J shall agree upon pursuant to Section 4.01.
           (b) In the event of termination of this Agreement pursuant to this Section 12.01, without fault of either party or breach of this Agreement, all obligations of Purchaser and Seller hereunder shall terminate (other than their respective obligations under the Confidentiality Agreement and Section 14.12) and no party to this Agreement shall have any further liability to any other. Notwithstanding the foregoing, if any party hereto shall, for any reason other than just cause, intentionally and despite being able or capable of so performing, refuse to perform any obligation on its or their part required to be performed hereunder, the non-defaulting party shall be entitled to seek and receive compensatory damages and/or specific performance of this Agreement, to the extent permitted by applicable law; provided, however, that no party shall be liable to any other party for any punitive, indirect, incidental, special or consequential damages, including lost profits or revenue or other lost opportunity as a result of any such breach or default by the other party even if such other party has been advised of the possibility of such damages, whether any claim for such recovery is based on theories of contract or tort. In the event of termination by any party as above provided in this Section 12.01, prompt written notice shall be given to the other party.
           (c) In the event of a termination by E&J because Seller shall not have reasonably satisfied itself that the aggregate costs and expenses to be incurred by Seller pursuant to the Remediation Agreement shall not exceed One Hundred Thousand Dollars ($100,000), E&J shall pay Purchaser a termination fee of One Hundred Thousand Dollars ($100,000) in the event of a termination on or prior to noon on February 22, 1995, and One Hundred Seventy-Five Thousand Dollars ($175,000) in the event of a termination thereafter but on or prior to 5:00 p.m. on February 24, 1995.
     12.02 Risk of Loss. The risk of any loss to the Purchased Assets and Institutional Business and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of Seller until the completion of the Closing. If any material part of the
Seller Facilities shall be damaged by fire or other casualty prior to the completion of the Closing hereunder, Seller shall have the right but not the obligation to repair such damage, with the Closing Date being extended as necessary to permit such repair within ninety (90) days following the fire or other casualty, or if such damage is not reasonably susceptible to repair within such 90-day period but Seller during such period has commenced good faith efforts to effect such repair, then within such additional period of up to ninety (90) days after such 90-day period during which Seller shall continue diligently to pursue the repair. If such damage shall not have been repaired in all material respects within the applicable period for repair, Purchaser shall have the right and option (a) to terminate this Agreement, or (b) to proceed with the Closing hereunder, in which event such casualty shall not constitute a breach by Seller of any representation, warranty or covenant in this Agreement, and Purchaser shall be entitled to receive and retain any unused insurance proceeds arising from such casualty.

ARTICLE XIII. INDEMNIFICATION

     13.01  General Indemnification.
           (a) Subject to the provisions of this Article XIII, by adoption of this Agreement, Seller and E&J, jointly and severally agree to protect, defend, indemnify and hold harmless Purchaser, its officers, directors, employees, representatives, divisions, subsidiaries, affiliates and direct and ultimate parent corporations and their respective officers, directors and employees against and in respect of any and all loss, liability, cost, expense and damage claims, penalties, fines and interest ("Losses") arising in connection with, relating to or resulting from (i) subject to the provisions of Section 14.01, the breach of any representation or warranty, by E&J or Seller hereunder, (ii) any Excluded Liability, (iii) any claims of creditors of Seller against any of the Purchased Assets with respect to liabilities of Seller other than the Assumed Liabilities as a result of the non-compliance with requirements applicable to bulk sales and/or transfers under any applicable Uniform Commercial Code, and (iv) the breach of any covenant by Seller or E&J made or contained in this Agreement or in any Other Agreement executed and delivered to Purchaser by or on behalf of Seller or E&J pursuant to this Agreement or the transactions contemplated hereby and specifically referred to herein.
           (b) Subject to the provisions of this Article XIII, by adoption of this Agreement by Purchaser, Purchaser agrees to protect, defend indemnify and hold harmless the Seller and its respective officers, directors, employees, representatives, divisions, subsidiaries and affiliates against and in respect of any and all Losses arising in connection with, relating to or resulting from (i) subject to the provisions of Section 14.01, the breach of any representation or warranty of Purchaser hereunder, (ii) any Assumed Liability, and (iii) the breach of any covenant by Purchaser made or contained in this Agreement or in any Other Agreement executed and delivered to the Indemnified Party by or on behalf of Purchaser pursuant to this Agreement or the transactions contemplated hereby and specifically referred to herein.
      13.02 Indemnification Notice. In the event, from time to time, a party indemnified under Section 13.01(a) or (b) (an "Indemnified Party") believes it or any other Indemnified Party has or will suffer Losses for which any other party (an "Indemnifying Party") is or may be obligated to indemnify it hereunder, it shall promptly notify the Indemnifying Party in writing of the matter specifying therein the reason why the Indemnified Party believes that the Indemnifying Party is or will be obligated to indemnify, the amount, if liquidated, to be indemnified, and the basis on which the Indemnified Party has calculated such amount; if not yet liquidated, the notice shall so state. If the parties do not agree on any claims submitted, they shall endeavor to settle and compromise such claim for a period of sixty (60) days after the dispute arises. If they are unable to resolve such dispute within such sixty (60) day period, the dispute shall be submitted to binding arbitration, which shall be held in St. Louis, Missouri, in accordance with the rules and procedures of the American Arbitration Association applicable commercial transactions.
      13.03 Defense of Third Party Litigation. In the event that a claim for potential indemnity hereunder pertains to a third party claim or litigation, the Indemnified Party shall give the Indemnifying Party prompt written notice and tender of defense thereof and such claim shall not be paid or settled by the Indemnified Party if the Indemnifying Party undertakes the defense thereof at its expense as hereinafter provided unless (i) such claim has matured by court judgement or decree, and no appeal has been taken therefrom and no proper appeal bond posted by the Indemnifying Party, or (ii) failure by the Indemnified Party to make payment would result in the foreclosure of a lien upon any of the properties or assets then held by the Indemnified Party or an order enjoining or restraining the Indemnified Party, temporarily or permanently, from the operation of its business in the normal course, or would constitute a default in a lease, loan agreement or other contract of any nature whatsoever except a contract which is the subject of the dispute. If the Indemnifying Party assumes the responsibility for defending any contested third party litigation in accordance with the terms of this
Section 13.02, the Indemnified Party shall be entitled to participate in such suit or proceeding, at its expense and by counsel of its choosing, provided that (a) such counsel is reasonably satisfactory to the Indemnifying Party, and (b) the Indemnifying Party shall retain primary control over such suit of proceeding. Such counsel for the Indemnified Party shall be afforded access to all information pertinent to the suit or proceeding in questions. The Indemnified Party shall cooperate fully with the Indemnifying Party in resolving or attempting to resolve any third party litigation or claims, and the parties hereto shall permit each other reasonable access to their applicable books and records related hereto, during normal business hours and at the place where the same are normally kept, with full right to make copies thereof or extracts therefrom.
     13.04 Set-Off. If from time to time and at any time the Indemnifying Party shall be entitled to be paid any amount under any provisions of this Agreement or the Other Agreements or in respect of any other obligations of an Indemnified Party to such Indemnifying Party, then, in such event, the Indemnifying Party shall be entitled, if it so elects, to set-off such amount against any amounts owed by it to such Indemnified Party pursuant to any provisions of this Agreement and the Other Agreements. Such right of set-off shall be in addition to and not in substitution of any other rights, the Indemnifying Party shall be entitled to under any provisions of this Agreement, the Other Agreements and/or otherwise.
     13.05  Limitations on Indemnifications.
           (a) Notwithstanding the foregoing, no party will be entitled to indemnification pursuant to this Article XIII following the Closing until and only to the extent that the aggregate amount of Losses for which (i) Purchaser would otherwise be entitled to receive indemnification under
Section 13.01(a), in the case of Purchaser's Losses, or (ii) the Seller would otherwise be entitled to receive indemnification under Section 13.01(b), in the case of Seller's Losses, exceeds $50,000; provided, however, that, at such time as either Party's Losses exceeds $50,000, such party shall be entitled to indemnification for all Losses of such party, and provided further, however, that such Fifty Thousand Dollar ($50,000) limitation shall not apply to any post Closing adjustment required by
Section 5.04.
          (b) Except with respect to Excluded Liabilities and claims under the S&D Bed Supply Agreement and notwithstanding the foregoing, neither party shall be liable to the other under Section 13.01 hereof unless the claim is asserted in writing prior to the fourth (4th) anniversary of the Closing Date.
            (c) Notwithstanding the foregoing, the maximum aggregate liability of the Seller and E&J and their respective shareholders, partners, directors, employees, officers and affiliates, to Purchaser and its shareholders, partners, directors, employees, officers and affiliates, for all Losses shall not exceed the aggregate amount paid for the Purchased Assets; provided, however, the foregoing limitation shall not apply to (a) Losses sustained by Purchaser and its shareholders, partners, directors, employees, officers and affiliates as a direct result of the Seller or E&J knowingly and intentionally making untrue statement of material fact in this Agreement (including the Schedules hereto and any document delivered hereunder) or knowingly and intentionally omitting to state a material fact in this Agreement (including the Schedules hereto and any document delivered hereunder) necessary to make the statements contained therein not misleading or any Excluded Liability.
      13.06      Sole Remedy.   The remedies provided herein shall  be  the
sole and exclusive remedy at law or in equity of or with respect to all Losses of any Indemnified Party.


ARTICLE XIV. MISCELLANEOUS

      14.01 Survival of Representations, Warranties and Covenants. The representations and warranties of Purchaser, E&J and Seller contained in this Agreement or contained in any agreement, certificate or other document delivered to or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement, except as otherwise provided therein, for a period from the Closing Date through June 30, 1996. All covenants set forth in this Agreement not fully performed as of the Closing Date shall survive the Closing Date and continue thereafter until fully performed.
      14.02 Access to Records. From and after the Closing, Seller agrees that it will retain accounting and tax records of Seller, relating to fiscal years prior to the Closing, for a period consistent with Seller's standard operating procedures for the retention of such records which shall be for no less period than required by law. Upon the written request of the Purchaser, Seller will permit Purchaser and its agents to inspect and make copies of such records, at Purchaser's expense and during normal business hours, for the purposes of tax return preparation, financial statement closing, response to tax audit inquiries of the IRS and any state and local tax authorities and other proper purposes. Seller will also furnish reasonable assistance of its personnel in connection therewith. Seller and E&J shall notify Purchaser no less than ninety (90) days prior to schedule any destruction of any such records. If Purchaser so requests, within sixty (60) days prior to the time of Seller's destruction of such records according to its own records retention policy, Seller will turn over such records to the Purchaser.
     14.03  Covenant Not To Compete.
           (a) Seller and E&J acknowledge that a material part of the consideration which Purchaser will receive in connection with the transactions contemplated hereby is the reputation of the Institutional Business and the confidential information of Seller (with respect to the Purchased Assets and the Institutional Business) including, without limitation, trade secrets, customer lists, manufacturing compositions, processes or methods and other proprietary data relating to the Purchased Assets and the Institutional Business. In order that Purchaser may enjoy the benefits of such reputation and such confidential information, Seller and E&J agree that, for a period of five (5) years from the Closing Date (or earlier in the event Purchaser unilaterally terminates the S&D Bed Product Line Supply Agreement), Seller and E&J will not, and Seller and E&J will not cause or permit any party over which it has control to, directly or indirectly, alone or in association with any other person, firm, corporation or other business organization, offer for sale, or solicit sales for, any products or services currently manufactured, provided and/or sold by Seller, in the conduct of the Institutional Business (other than the S&D Bed Product Line), or carry on, or be engaged or concerned in, or take part in, or own, share in the earnings of or invest in the stock, bonds or other securities of, any person, firm, corporation or other business organization engaged in, the Institutional Business (a "Similar Business"), provided, however, that the foregoing shall not prevent any person or entity which might acquire Seller or E&J and which is at the time engaged in a Similar Business from continuing to engage in such Similar Business following such acquisition, provided that Seller and E&J shall keep all confidential information related to the Institutional Business confidential and shall not permit access to or use thereof by any such acquiror which shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Seller and/or E&J; (ii) was available to Seller and E&J on a non-confidential basis after the Closing Date; or (iii) becomes available to Seller and E&J on a non-confidential basis from a source other than Seller and/or E&J or information from Purchaser or its representatives as of the Closing Date (it being understood that, among other things, all information obtained through the shared use of computers, personnel and the like as provided in the Transitional Agreement, is confidential). The term Confidential information shall mean customer lists, supplier lists, pricing, financial information, proprietary, processes and technologies, and the like relating exclusively to the Institutional Business or exclusively to the manufacture of the S&D Bed Product Line.
          (b) As a separate and independent covenant, Seller and E&J agree that, for a period of five (5) years from the Closing Date (or earlier in the event Purchaser terminates the S&D Bed Product Line Supply Agreement), Seller and E&J will not, and Seller and E&J will not cause or permit any party over which it has control to, in any way, directly or indirectly, for the purpose of conducting or engaging in any Similar Business, call upon, solicit, advise or otherwise to take away or interfere or attempt to interfere with any current customer of the Institutional Business (other than a customer of the S&D Bed Product Line or any other business of Seller or E&J), or induce or attempt to induce any of the Employees to leave the employ of Purchaser or of any affiliate of Purchaser or violate the terms of their contracts with any of them.
           (c) The period of time during which Seller is prohibited from engaging in, causing or permitting certain activities pursuant to the terms of this Section 14.03 shall be extended by any length of time during which Seller is in breach of any of the terms of this Section 14.03.
           (d) Nothing contained herein shall preclude Seller and E&J or their affiliates over which they have control from owning not more than five percent (5%) of the outstanding capital stock or other securities of a Similar Business which is listed on a national securities exchange, reported on NASDAQ or regularly traded in the over-the-counter market.
          (e) If the period of time specified in this Section 14.03 should be determined to be unreasonable in any judicial proceeding, then the period of time of the restrictions shall be reduced so that this Agreement may be enforced during such periods of time as shall be determined by a court of competent jurisdiction to be reasonable.
           (f)   The  parties hereto acknowledge that any  breach  of  this
Section 14.03 will cause Purchaser irreparable harm for which there is no adequate remedy at law, and, as a result of this, in the event of a breach by Seller or E&J of any of the covenants contained in this Section 14.03, Purchaser shall be entitled to the right and remedy to have this Section
14.03 specifically enforced by a court of competent jurisdiction. Any right to obtain an injunction, restraining order or other equitable relief hereunder shall not be deemed a waiver of any right to assert any other remedy Purchaser may have at law or in equity, including, without limitation, Purchaser's right to indemnification pursuant to Article XIII hereof.
      14.04 Notices. Any notices or other communications required or permitted hereunder to Purchaser, E&J or Seller shall be sufficiently given if delivered in person or sent by registered mail, postage prepaid, addressed as follows:

     In the case of Purchaser:

          A.H. Acquisition, Inc.
          1502 Chromalloy Plaza
          120 South Central
          Saint Louis, Missouri 63105
          Attention:  Chairman
          Fax:  314/863-1335

     With a copy to:

          Nangle, Cooper, Niemann & Bitting, L.L.C.
          1500 Chromalloy Plaza
          120 South Central
          St. Louis, Missouri 63105
          Attention: Cynthia N. Bitting
          Fax:  314/863-1335

     In the case of Seller and E&J:

          Everest & Jennings International, Ltd.
          1100 Corporate Square Drive
          St. Louis, Missouri 63132
          Attention: President
          Fax:  314/995-7225

     With a copy to:

          Bryan Cave
          211 North Broadway
          St. Louis, Missouri 63102
          Attention: John P. Denneen, Esq.
          Fax: 314/259-2020

or such substituted address as any party shall have given notice to the other in writing.
      14.05 Amendment. This Agreement may be amended or modified in whole or in part by an amendment in writing executed in the same manner as this Agreement and making specific reference thereto.
      14.06 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.
      14.07 Binding on Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against, the parties hereto and their respective successors and assigns, provided, however, that nothing contained in this Agreement shall confer upon any other person not a party to this Agreement any rights or remedies hereunder (except as provided in Article XIII). Notwithstanding the foregoing, Purchaser may assign its rights to purchase the Purchased Assets in connection with any proposed financing arrangement with Purchaser's lenders and others in connection with the transactions contemplated hereby.
      14.08 Severability. In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement.
     14.09 Waivers. The parties may, by written agreement, (i) extend the time for the performance of any of the obligations or other acts of the parties hereof, (ii) waive any inaccuracies in the representations contained in this Agreement or in any document delivered pursuant to this Agreement, (iii) waive compliance with, or modify, any of the covenants or conditions contained in this Agreement, and (iv) waive or modify performance of any of the obligations of any of the parties hereto; provided, however, that no such waivers or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.
     14.10 Headings and Definitions. The headings in the Sections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.
      14.11 Exhibits and Schedules. The Exhibits and Schedules hereto form an integral part of this Agreement and are incorporated herein by reference and expressly made part hereof. A matter disclosed in any Schedule shall be deemed disclosed in any other Schedule where such matter is required to be disclosed (other than exclusions), regardless of whether such matter is specifically cross-referenced.
      14.12 Expenses. Each party shall be responsible for any debt, liability or obligation, cost, expense or fee of any nature whatsoever including, without limitation, any and all legal, accounting and other professional fees and expenses incurred by it in connection with the negotiation, execution or performance of this Agreement. Except as provided in Section 12.01, no party hereto shall be responsible for any debt, liability or obligation, cost, expense or fee of any nature whatsoever, including, without limitation, any and all legal, accounting and other professional fees and expenses incurred by another party in
connection  with  the  negotiation,  execution  or  performance   of   this
Agreement.
     14.13  Resolution by Negotiation; Arbitration.
           (a) Except in the event of any litigation or proceeding commenced by any third party against either Seller or Purchaser in which the other party is an indispensable party or potential third party defendant, and except for enforcement of any interim or preliminary remedy (to the extent such remedy is sought before an arbitration panel is duly appointed and convened), any dispute or controversy between the parties involving the interpretation, construction or application of any terms, covenants or conditions of this Agreement, or transactions under it, or any claim arising out of or relating to this Agreement, or transactions under it, shall, on the request of one party served on the other, be submitted for resolution by senior executives designated by each party, who shall attempt to resolve such dispute or controversy in good faith and, in the event such resolution is not achieved within fifteen (15) business days of such request, shall be submitted to binding arbitration in accordance with provisions of this Section 14.13.
           (b) Any such dispute, controversy or claim shall be resolved by binding arbitration conducted in St. Louis, Missouri (except as otherwise may be agreed by the parties in their discretion), in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as herein specifically otherwise stated or amplified, and judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction over the party against whom the award is sought to be entered.
           (c) Notwithstanding anything to the contrary which may now or hereafter be contained in the Commercial Arbitration Rules of the American Arbitration Association, the procedures set out in this Section 14.13 shall apply.
               (i)  A notice of arbitration shall set out a clear and plain statement of the matter that the party sending the notice (the "Instituting Party") believes to be a breach or is in dispute. The demand (the "Demand") shall reference principal provisions of this Agreement that the Instituting Party views as controlling or out of the interpretation of which the dispute arises, and shall attach, if practical, or if not, make available, copies of all pertinent documents and other things then in its possession which the Instituting Party views as having direct bearing on the relief sought under the Demand. The receiving party (the "Other Party") shall, within twenty (20) days of receipt of the Demand, provide to the Instituting Party and to the arbitrators a response (the "Answer"), referencing provisions of this Agreement that the Other Party views as controlling, and shall attach, if practical or, if not, make available, copies of all pertinent documents and other things (other than those attached to the Demand) then in its possession which it views as having direct bearing to support the contentions of the Answer. Each party shall appoint one person to hear and determine the dispute within ten (10) days after the Other Party's receipt of the Demand. If a party fails to so designate its arbitrator within said ten (10) days, then the arbitrator designated by the party designating an arbitrator shall act as the sole arbitrator and shall be deemed to be the single, mutually-approved arbitrator to resolve the controversy. If two persons are chosen, they shall, within twenty (20) days, select an additional, impartial arbitrator. If they fail to do so within said twenty (20) days, either party may petition any court of competent jurisdiction in any jurisdiction to which both parties may, in their discretion, agree to appoint the third arbitrator. The majority decision of the arbitrator panel (or the decision of the single arbitrator) shall be final.
                (ii) Each party shall pay the arbitrator it designates and shall share the cost of the third (or, if applicable, the sole) arbitrator. In the event that the parties are unable to agree upon a rate of compensation for the third (or sole) arbitrator, the arbitrator shall be compensated for his or her services at a rate to be determined by the American Arbitration Association.
                 (iii)   Discovery  shall  be  liberally  allowed  by   the
arbitrators as contemplated by the U.S. Federal Rules of Civil Procedure, subject, however, to such limitations as the arbitrators determine to be appropriate under the circumstances, it being the parties mutual desire to have a prompt and efficient arbitration.
                (iv) The arbitrators shall endeavor to promptly schedule and hold hearings (on consecutive days if practicable), and shall have authority to award relief under legal or equitable principles, including interim or preliminary relief. Nothing in this Section 14.13 shall impair the right of a party to seek interim or preliminary relief in a court of competent jurisdiction before the arbitration panel is constituted and convened.
               (v)  Other than attorneys' fees and expenses (which shall be borne by the party incurring the same), the costs of the arbitration shall be borne by the losing party or shall be allocated between the parties in such proportions as the arbitrators decide.
                (vi) The arbitrators shall, upon the request of either party, promptly (and in all events within thirty (30) days of the conclusion of the hearing) issue a proposed written opinion of their findings of fact and conclusions of law which shall become final and binding in accordance with the terms thereof unless either or both parties seek reconsideration in accordance with Subsection 14.13. In making their decision, the arbitrators shall be bound by the terms of this Agreement.
               (vii)  Either party shall have the right, within twenty (20)
days of receipt of the arbitrators' proposed opinion, to file with the arbitrators a motion to reconsider (accompanied by a reasoned memorandum), and the other party shall have twenty (20) days to respond to that memorandum. After receipt of such memorandum and response, if any, the arbitrators thereupon shall reconsider the issues raised by said motion and, promptly, either confirm or change their majority decision which shall then be final and conclusive upon both parties. The costs of such a motion for reconsideration and written opinion of the arbitrators shall be borne by the moving party, or shared equally by both parties if both parties request such reconsideration.
      14.14 Entire Agreement; Law Governing. All prior negotiations and agreements between the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in an Other Agreement or Schedule delivered pursuant hereto, except as modified in writing concurrently herewith or subsequent hereto and except for the
Confidentiality Agreement. This Agreement shall be governed by and construed and interpreted according to the laws of the State of Missouri.

      THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

      IN WITNESS WHEREOF, this Agreement has been duly executed by Purchaser, Seller and E&J as of the date first above written.

     A. H. ACQUISITION, INC.
        (WILLIAM E. COOPER)
     By:  William E. Cooper
     Title:  Chairman and CEO

     SMITH & DAVIS MANUFACTURING COMPANY
        (BEVIL J. HOGG)
     By:  Bevil J. Hogg
     Title:  President

     EVEREST & JENNINGS INTERNATIONAL, LTD.
        (BEVIL J. HOGG)
     By:  Bevil J. Hogg
     Title:  President

                               SCHEDULES TO
                         ASSET PURCHASE AGREEMENT
                             FEBRUARY 15, 1995

1.02     Directors, Officers, Key Employees of Purchaser
1.03     Executive Officers of E&J and S&D
2.01 (c) Legal Description -- Bland, Belle and Wright City Real Estate
2.01 (d) Machinery and Equipment, Furniture (Corporate Square), Vehicles,
         Tooling
2.01 (e) Intellectual Property
2.01 (f) Personal Property Leases Listing
2.01 (h) Supplier and Customer Contracts
2.01 (i) Other Contracts
2.01 (j) Prepaids
2.01 (k) Governmental Agency Permits, Licenses, etc.
2.01 (m) Agreements with Sales Representatives and Dealers
2.01 (o) Property & assets owned by Seller and/or E&J which are not located in the Seller Facilities
5.02 (a) Repairs to Seller Facilities
5.03     Current Assets Purchase Price -- Final Statement
5.04 (a) Accounting Instructions
5.05     Allocation of Purchase Price
6.01     Qualifications to do Business
6.02 Articles of Incorporation/ By-Laws, as amended, Board of Director actions relative to Sale
6.03     Authority, Governmental
6.03 (a) Defaults by Seller
6.05     Unaudited Income Statement for 12 Months and Balance Sheet at
         12/31/94
6.08     Absence of Certain Changes and Events
6.09     Aged Accounts Receivable Listing
6.10     Demo Inventory and Related Items
6.11     Real Estate Appraisal
6.11 (a) Permitted Exceptions on Seller Facilities
6.11 (b) Exceptions to Seller Facilities in Compliance with Laws, etc.
6.12     Real Property Leases
6.13     Personal Property Exceptions
6.16     Aged Listing of Trade Accounts Payable
6.18     Open Customer Orders
6.20     Other Agreements
6.22     Purchase Commitments
6.24     Patents, Trademarks, etc.
6.25     Outstanding Litigation
6.27     Employee Benefit Plans
6.28     Claims relating to Discrimination and Employment
6.29     Employee List/Salaries, Payments to Employees, Work Stoppages
6.30     Insurance Policies
6.31     Product Warranties, Product Return Policies, Service Warranties
6.32     Environmental Matters
6.33     Governmental Approvals, Permits, Licenses
6.34     Transactions with Certain Persons
6.35     Powers of Attorney and Guarantees
6.40     Software License
6.41     Performance/Bid Bonds/Letters of Credit
7.02     Authorization
9.04 (a) Excluded Employees
9.05     Above-Ground and Below-Ground Storage Tanks
10.10    Labor Agreements
10.17    Product Liability Coverage
10.20    Extended Coverages for Product Liability